PART II — OFFERING CIRCULAR

Bridgewell Preferred Income, LP

(the “Partnership” or “Partnership”)

Preliminary Prospectus dated

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The Partnership is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Partnership may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 50,000 Limited Partnership Interests (“Limited Partnership Interests” or “Units”) at $1,000 per Unit through our General Partner (the “Offering.”) The Limited Partnership Interests shall bear a Preferred Return (“Preferred Return”) of 7% on invested capital. Funds will be made immediately available to the Partnership once the Partnership raises a minimum of $100,000 (“Minimum Offering”) for the purposes of acquiring assets or working capital. The General Partner will return funds to all subscribers within 72 hours of the end of the Offering Period if the Minimum Offering amount is not raised by the Partnership. In this circumstance, the Partnership intends on returning funds as they were received; for example, if a check was received, the Partnership will issue a check to the subscriber to return funds. If a wire was received the Partnership will issue a return wire to the subscriber. This offering will terminate upon Manager’s discretion subject to Rule 251(D)(3)(I)(F) which states that the securities may be offered and sold only if not more than Three (3) years have elapsed since the initial qualification date of the offering, unless a new offering circular is submitted and filed by the with the SEC covering the remaining securities offered under the previous offering. At such time, the securities may continue to be offered and sold until the earlier of the qualification date of the new offering circular or the One Hundred Eighty (180) calendar days after the third anniversary of the initial qualification date of the prior offering circular. We have adopted a Limited Partnership repurchase program which we intend to enact after the offering closes that may enable you to sell your Limited Partnership Interests to us in limited circumstances. There are provisions for the return of funds except pursuant to our Withdrawal Policy which is discussed at “Withdrawal, Redemption Policy and Other Events of Dissociation” on page 60. Please note that no Withdrawal Requests will be honored while Preferred Returns payable to the Limited Partners as discussed herein are in arrears. Commissions may be paid for the sale of the Units offered by the Partnership, see “USE OF PROCEEDS” on page 31.

No public market currently exists for our Units. The Partnership will be managed by Preferred Income Manager, LLC (the “General Partner.”). The Partnership has set a minimum investment requirement of $10,000, but may accept subscriptions for less at the discretion of our General Partner. We do not intend to place the funds into a segregated account and will hold them in our corporate account until the minimum amount of $100,000 is reached. Therefore, purchasers of our Units qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment. We expect to use substantially all of the net proceeds from this offering to acquire: (i) real estate secured loans (fixed and variable interest rate), primarily bridge loans and other loans secured by real estate (“Mortgage Loans”). The Company has not identified any Mortgage Loans to acquire and thus, this is a blind pool offering where our Limited Partners will be unable to evaluate our assets prior to acquisition. (See “RISK FACTORS” on page 9.)

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The Partnership is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent auditors included an explanatory paragraph in the report on our 2017 financial statements related to our ability to continue as a going concern.

See the section entitled “RISK FACTORS” beginning on page 7 for a discussion of risks to consider before purchasing our Limited Partnership Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE PARTNERSHIP INTENDS TO OFFER THE LIMITED PARTNERSHIP INTERESTS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

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Item 1. Index to Exhibits

1.	Articles of Organization *
2.	Partnership Agreement *
3.	Subscription Agreement *
4.	Consent
5.	Opinion re: Legality *
6.	Tax Opinion
7.	Note Servicing Agreement

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PROSPECTUS SUMMARY

This summary contains basic information about the Fund and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," “The Partnership,” “Bridgewell Preferred Income,” and "Bridgewell," refer to Bridgewell Preferred Income, LP.

We were formed on January 25, 2016 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

☐	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

☐	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through October 31, 2017 , we have not generated any revenues and have not incurred any expenses. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of real estate related assets. However, closing and other acquisition related costs such as title insurance, professional, fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

Our Manager will make certain fees. The fees we believe our Manager and its affiliates will receive are as follows:

Phase of Operation	Basis for Fee	Amount of Fee
Asset Management Fee – fee paid monthly as funds are invested into assets.	Fees charged to the Partnership for management of its investments	1% of the total amount the Partnership invests. The total amount of fees that the General Partner may receive cannot be determined at this time.
Partnership Management Fee – payable upon a distribution to all Members.	Fees charged to the Partnership for management of the Partnership	Profit sharing of 100% of the Operating Cash Flow that is available after the Limited Partners have received their stated Preferred Return.

Loan Servicing Fee	Fees charged for the servicing of the Loans and collection of payments.

Compensation to the Company’s servicer (“Servicer”) (which may be a related party to the Manager) shall be up to 3% annually of the loan amount of performing loans being serviced. Servicer’s compensation shall be paid on a monthly basis. Servicer shall only be compensated from payments received from Mortgagor.

We intend on engaging in the following activities:

1.	Primarily, acquire real estate secured loans (fixed and variable interest rate), primarily first mortgage loans, but also potentially including second mortgage loans, mezzanine loans, subordinated mortgage loans, subordinated loans secured by real estate, bridge loans, real estate secured loans where a portion of the return is dependent upon performance based metrics, owner occupant secured loans and other loans secured by real estate (“Mortgage Loans”); This consists of acquiring loans that have been made to real estate entrepreneurs for the purposes of acquiring or refinancing investment properties. These loans are often provided as mezzanine or bridge financing, but not exclusively. We intend to provide asset-based loan capital through which a borrower receives funds secured by the value of a parcel of real estate. These loans are typically issued at higher interest rates than conventional commercial or residential property loans. We intend to use a loan purchase criteria based on loan-to-value, property location, borrower experience, and other feasibility factors discussed herein.

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2.	INVESTMENT POLICIES OF COMPANY on page 37, will determine whether or not the General Partner will purchase a note on behalf of the Partnership.

3.	In the event that there is not enough supply or opportunity for us to purchase Mortgage Loans, we intend to purchase Real Estate Owned (REO) properties from banks and other institutions and other sources of wholesale-priced real estate (“REO”). REOs consist of portfolios of homes that have been foreclosed upon and packaged together to be re-sold by a bank or lending institution. Banks pool homes together as REO packages and make them available as-is for purchase as one unit. REO homes are often in disrepair, or have other problems, such as liens or back-taxes owing on them. We expect to acquire mostly single family residences with our acquisition strategy, but may also end up acquiring condominiums, small multi-family units and small commercial properties.

4.	In the event there is not enough demand for Mortgage Loans or for REO’s, we intend to purchase notes secured by real estate that are not currently cash flow positive but have potential to be “cash flow positive” or “re-performing” through negotiations with the borrower. In order to determine when a property becomes “re-performing,” our General Partner will review the total gross receipts from the borrower and subtract any and all expenses including servicing, custodial fees, legal expenses, taxes, and other reserve expenses.

5.	Invest in any opportunity our General Partner sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Partnership.

In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Partnership. We may leverage our equity capital on a 1.5 to 1 basis meaning that for every $1 of equity capital raised, we may borrow $1.50 to leverage our purchasing power.

The Partnership does not currently own any assets. Please see our “DESCRIPTION ” on page 38. We believe we will need at least $4,000 to provide working capital and $6,000 for professional fees for the next 12 months.

As of the date of this Offering, we have only one principal of our General Partner. This principal does not have any specific number of working hours dedicated to the Partnership going forward. This principal, John Parrett, through our General Partner, will be in charge of our day to day operations until such time we are able to hire other personnel. Initially, Mr. Parrett intends to dedicate 20 hours to our business until such time that he is needed on a full time basis. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for the purchase of mortgage loans and, to a lesser extent, operational costs. Investors should realize that following the registration of this Offering, we will be required to raise capital to cover the costs associated with our plans of operation.

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Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.
•	Subscribers will have limited control in our company with limited voting rights. The Managing Limited Partners will manage the day to day operations of the Partnership.
•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.
•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.
•	Our offering price is arbitrary and does not reflect the book value of our Limited Partnership Interests.
•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.
•	Our independent auditors have noted there are risk factors associated with our ability to continue as a going partnership in the independent auditors’ report to the financial statements included in the Offering.
•	The Partnership does not currently own any assets.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place. We have no intention of becoming an Exchange Act reporting company by registering our securities on Form 8-A.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

☐	The end of the fiscal year in which our annual revenues exceed $1 billion.

☐	The end of the fiscal year in which the fifth anniversary of our IPO occurred.
☐	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

☐	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Partnership should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in January 2016 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a probability of losing some or all of their investment.

We were organized in January 2016, and have not started operations other than organizational functions as of the date of this document. As a result of no start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. In that we have not started operations, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on BridgeWell Capital LLC (“Lender”). The loss of Lender or their services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new Lender services under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the Lender. It would be difficult to replace the Lender at such an early stage of development of The Partnership. The loss of the Lender’s services would have an adverse effect on our business, operations and prospects, and could result in the loss of one's investment. There can be no assurance that we would be able to locate or replace the Lender, should their services be discontinued. In the event that we are unable to replace Lender, we would be required to cease pursuing our business plan, which could result in a loss of your investment

Our independent auditors have noted in their report there are risk factors associated with our ability to continue as a going concern.

The Partnership's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

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You will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of Preferred Income Manager, LLC, our General Partner, to select our investments. Furthermore, our General Partner will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our General Partner will have complete control over the Partnership and will therefore make all decisions of which Limited Partners will have no control.

Preferred Income Manager, LLC, our General Partner, shall make certain decisions without input by the Limited Partners. Such decisions may pertain to employment decisions, including our General Partner’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Units is highly illiquid. You may never be able to sell or otherwise dispose of your Units.

Since there is no public trading market for our Units, you may never be able to liquidate your investment or otherwise dispose of your Units. The Partnership does currently have a redemption program, but there is no guarantee that the Partnership will ever redeem or "buy back" your Units. Further, no one is allowed to redeem their Interests until six months after the Units were purchased and up until the third year of ownership, redemption is subject to a penalty. The Partnership will only redeem Units up to 10% of the value of the assets in any giving quarter.

Please note that no Withdrawal Requests will be honored while Preferred Returns payable to the Limited Partners as discussed herein are in arrears.

Risks Related to the Our Business in General

There are significant risk factors relating to our business generally.

Our business, operating results and financial condition could be adversely affected by any of the following specific risks. In addition to the risks described below, we may encounter risks that are not currently known to us or that we currently deem immaterial, which may also impair our business operations.

The Partnership is a recently formed entity with a limited operating history and no assurance of success.

The Partnership is a recently formed entity and we have generated no revenues. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our loan products, the level of our competition and our ability to attract and maintain key management and employees. Our ability to continue as a going concern is dependent upon our ability to raise additional capital from the sale of Interests and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you may lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

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We currently have not issued any commitments to make any Mortgage Loans or have no Properties under contract and those commitments or contracts we place may not be consummated.

We do not have any commitments outstanding to fund any Mortgage Loans. We do not have any Properties under contract.

We have no established investment criteria limiting the geographic concentration of our investments in Mortgage Loans.

Our Mortgage Loans may be concentrated in a limited number of geographic locations, and certain Mortgage Loans in which we invest may be secured by a single property or properties in a limited number of geographic locations. We plan to have our investment activities take place in the United States. Any weakness of economic conditions in the areas where we have a geographic concentration of mortgage loans may have a material adverse effect on our financial condition.

Our Mortgage Loans may carry the risks associated with significant geographical concentration. Therefore, it is likely that we will establish a plan in the future to limit our exposure to geographical concentration risk. If our loans are overly concentrated in certain geographic areas and become exposed to significant declines in general economic conditions in those areas, caused by inflation, overbuilding of commercial properties, recession, relocations of businesses outside the area, acts of terrorism, outbreak of hostilities or other international or domestic occurrences, unemployment, changes in securities markets or other factors could impact these local economic conditions. A deterioration of economic conditions in the geographic area in which our Mortgage Loans may be concentrated could have an adverse effect on our business, including limited the ability of tenants to pay rent, reducing the demand for new financings, limiting the ability of customers to pay financed amounts and reducing the value of our Properties and the value of the collateral securing our Mortgage Loans.

We need a substantial amount of liquidity to operate our business.

We may not be able to obtain sufficient funding for our future operations from internally generated cash flows and sales of debt, in addition to, possible funding from commercial banks, or other sources. We are a newly formed entity and our access to the capital markets and commercial bank financing may be impaired due to a lack of operating history and established earnings. As a consequence, our results of operations, financial condition and cash flows will be materially and adversely affected by our general and administrative expenses.

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We require a substantial amount of cash liquidity to operate our business. Among other things, we use such cash liquidity to:

•	Acquire Real Property Loans; satisfy working capital requirements and pay operating expenses;
•	pay taxes; and
•	pay interest expense.

We attempt to match the maturities of our funding obligations with the estimated holding periods of our investments. There can be no assurance that we will be successful in being able to fund our Mortgage Loans with match maturity funding.

We will have fewer funds available for investments and our profitability will be reduced if we pay distributions to Limited Partners from sources other than our cash flow from operations.

We may pay distributions to Limited Partners from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distribution payments. We intend to pay distributions to Limited Partners from cash flow from our operations. Until the proceeds from this offering are fully invested and from time to time during the operational stage, however, we may not generate sufficient cash flow from operations to pay distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and our profitability may be reduced.

Payment of fees, distributions and expense reimbursements to the General Partner and its affiliates will reduce cash available for investment and for distribution to our limited partners.

The General Partner and its affiliates perform services for us in connection with the offer and sale of our Interests, the management and servicing of our investments, and administrative and other services. These fees, distributions and expense reimbursements are substantial and reduce the amount of cash available for investment and distribution to our limited partners.

Our Results of Operations May Be Impaired if we fail to comply with regulations.

Failure to materially comply with all laws and regulations applicable to us could materially and adversely affect our ability to operate our business. Our business is subject to numerous federal and state laws and regulations, which, among other things:

•	require disclosures to our customers;
•	define our rights to foreclose and sell real estate; and
•	maintain safeguards designed to protect the security and confidentiality of customer information.

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We believe that we are in compliance in all material respects with all such laws and regulations, and such laws and regulations have had no material adverse effect on our ability to operate our business. However, we may be materially and adversely affected if we fail to comply with:

•	applicable laws and regulations;
•	changes in existing laws or regulations;
•	changes in the interpretation of existing laws or regulations; or
•	any additional laws or regulations that may be enacted in the future.

Government intervention, legislation and regulations may limit our ability to implement certain strategies or manage certain risks.

The pervasive and fundamental economic disruptions that the global financial markets have and may continue to undergo have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an emergency basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed on the markets and the effect of such restrictions on us and our results of operations. Significantly increased regulation of the financial markets could have a material impact on our operating results and financial condition.

The earnings and growth of the lending industry and ultimately of the Partnership are affected by the monetary and credit policies of governmental authorities, including the Board of Governors of the Federal Reserve System. An important function of the Federal Reserve System is to regulate the national supply of credit in order to control recessionary and inflationary pressures. Among the instruments of monetary policy used by the Federal Reserve System to implement these objectives are open market operations in U.S. Government securities, changes in the federal funds rate, changes in the discount rate of member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth of bank loans, investments and deposits and may also affect interest rates charged on loans or paid for deposits. The monetary policies of the Federal Reserve System have had a significant effect on the operating results of lending institutions in the past and are expected to continue to have such an effect in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates or loan demand or their effect on our business and earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) mandates the most wide-ranging overhaul of financial industry regulation in decades. The Dodd-Frank Act was signed into law on July 21, 2010. The law provides a regulatory framework and requires that regulators, some of which are new regulatory bodies created by Dodd-Frank, draft, review and approve more than 200 implementing regulations and conduct numerous studies that are likely to lead to more regulations. At this time, it is difficult to predict the extent to which the Dodd-Frank Act will affect our business.

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Our Mortgage Loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make or invest in Mortgage Loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make or invest in Mortgage Loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

We believe that legislative, judicial and administrative changes will likely occur in the future and may take effect retroactively. Federal and state legislatures may consider bills with respect to the regulation of financial institutions changing the financial services industry. Compliance with these new laws and regulations may be costly and can affect our operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. It is possible that the U.S. Congress and/or state legislatures may adopt additional laws, including licensing laws, to govern lenders such as BridgeWell Capital LLC, our primary source of mortgage loan investments. Although we believe that we are currently in compliance with statutes and regulations applicable to our business, there can be no assurance that we will be able to maintain compliance with existing or future governmental regulations. A failure by us to qualify for any such license or to comply with such new requirements could subject us to additional regulatory scrutiny and/or an inability to continue our lending business. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

Our results of operations may be impaired if we experience unfavorable litigation results.

We operate in a litigious society and currently are, and may in the future be, named as defendants in litigation. In some cases there will be no clear legal precedent, which increases the difficulty in predicting both the potential outcomes and costs of defending cases. We are subject to investigations, inquiries, litigation, and other actions by government bodies relating to our activities. The litigation and regulatory actions to which we are or may become subject involve or may involve potential compensatory or punitive damage claims, fines, sanctions or injunctive relief that, if granted, could require us to pay damages or make other expenditures in amounts that could have a material adverse effect on our financial position and our results of operations. We will record loss contingencies in our financial statements only for matters on which losses are probable and can be reasonably estimated. Our assessments of these matters involve significant judgments, and may change from time to time. Actual losses incurred by us in connection with judgments or settlements of these matters may be more than our associated reserves. Furthermore, defending lawsuits and responding to governmental inquiries or investigations, regardless of their merit, could be costly and divert management’s attention from the operation of our business.

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While we intend to vigorously defend ourselves against such proceedings, there is a chance that our results of operations, financial condition and cash flows could be materially and adversely affected by unfavorable outcomes.

Negative publicity associated with litigation, governmental investigations, regulatory actions, and other public statements could damage our reputation.

From time to time there are negative news stories about the lending industry. Such stories may follow the announcements of litigation or regulatory actions involving us or others in our industry. Negative publicity about our alleged or actual practices or about our industry generally could adversely affect our business operations and our ability to retain and attract employees.

Our results of operations may be impaired if we experience problems with our accounting or collection systems or third parties that provide these services.

We are dependent on our accounting systems, collection systems and third parties to provide these services to service our portfolio of Mortgage Loans. Such systems are vulnerable to damage or interruption from natural disasters, power loss, telecommunication failures, terrorist attacks, computer viruses and other events. A number of our systems are not redundant, and our disaster recovery planning is not sufficient for every eventuality. Our systems are also subject to break-ins, sabotage and intentional acts of vandalism by internal employees and contractors as well as third parties. Despite any precautions we may take, such problems could result in interruptions in our services, which could harm our reputation and financial condition. We do not carry business interruption insurance sufficient to compensate us for losses that may result from interruptions in our service as a result of system failures. Such systems problems could materially and adversely affect our results of operations, financial conditions and cash flows.

Our results of operations may be impaired if our Lender is unable to successfully compete with its competitors.

The real estate lending and investment business is highly competitive. Our Lender competes with a number of national, regional and local real estate lending and investment companies that include private real estate lenders and investors, commercial banks, credit unions, real estate investment trusts, insurance companies, private investment funds, hedge funds and specialty investment companies. Many of our Lender’s competitors and potential competitors possess substantially greater financial, marketing, technical, personnel and other resources than we do, including greater access to capital markets and to other funding sources which may be unavailable to us. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Moreover, our future profitability will be directly related to the availability and cost of our capital relative to that of our competitors. There can be no assurance that we will be able to continue to compete successfully and, as a result, we may not be able to make or acquire Mortgage Loans at prices and with terms acceptable to us.

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We will compete with numerous other persons seeking to attract tenants to Property we may acquire through foreclosure or deed in lieu of foreclosure. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below the Partnership’s rates, causing it to lose existing or potential tenants and pressuring it to reduce its rental rates to retain existing tenants or convince new tenants to lease space at its Properties.

Risks Associated With Mortgage Loans

Leases on our Properties or properties securing our Mortgage Loans may not be renewed on favorable terms.

The properties securing our Mortgage Loans could be negatively impacted by deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be re-let or, if re-let, the terms of the renewal or re-letting (including the cost of required renovations or concessions to tenants) may be less favorable than past or current lease terms. In addition, poor economic conditions may reduce a tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. Our operating cash flow could be adversely affected if the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or re-letting are significantly lower than expected.

Our investments may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

In the event we decide to sell some of our Mortgage Loans, we may not be able to sell our Mortgage Loans at a price we deem satisfactory, in our sole discretion, for several reason that would include, but not be limited to: if economic conditions deteriorate, interest rates increase, our Mortgage Loans are in default or if buyers of our Mortgage Loans believe that our Mortgage Loans are not adequately secured. A market to sell our Mortgage Loans does not exist and one is not expected to develop. As a result, our ability to vary our Mortgage Loan portfolio in response to changes in economic and other conditions may be limited.

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Real property is an illiquid investment. We may be unable to adjust our Property portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any Property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a Property.

We may be required to expend funds to correct defects or to make improvements before a Property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions.

Our Mortgage Loans are subject to the risks typically associated with real estate.

Our Mortgage Loans are generally directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the Mortgage Loan, could result in our taking ownership of the property. The values of the properties may change after the dates of origination or acquisition of those Mortgage Loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such Mortgage Loans. In this manner, real estate values could impact the values of our Mortgage Loans.

We are subject to regulatory and public policy risks, which could affect the values of the properties that secure our Mortgage Loans.

Decisions of federal, state and local authorities may affect the values of properties that secure our Mortgage Loans. Examples of these decisions include, without limitation, zoning changes, revocation or denial of sanitation, utility and building permits, condemnations, relocations of public roadways, changes in municipal boundaries, changes in land use plans, modifications of parking or access requirements, and changes in permitted uses. Also, shifts in public policy reflected by courts, legislatures or other regulatory authorities may affect provisions of security documents and make realization upon the collateral more time-consuming and expensive. Any of these decisions or changes could cause us to recognize a loss on property securing a Mortgage Loan, which could adversely affect our financial condition and results of operations.

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Our Mortgage Loans could be subject to delinquency, foreclosure and loss, which could result in losses to us.

We specialize in lending money to higher risk projects, projects that require repositioning to obtain the value in the pro-forma or are to be built to realize value. Such loans entail a higher risk of non-performance, higher delinquencies and higher losses than real estate loans made on stabilized projects. While we believe that our pricing of our Mortgage Loans and the underwriting criteria and collection methods we employ enable us to control, to a degree, the higher risks inherent in lending to higher risk projects, no assurance can be given that such pricing, criteria and methods will afford adequate protection against such risks.

The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected many factors including, but not limited to:

•	tenant mix,
•	success of tenant businesses,
•	property management decisions,
•	property location and condition,
•	competition from comparable types of properties,
•	changes in laws that increase operating expenses,
•	changes in laws that limit rents,
•	needs to address environmental contamination of a property,
•	occurrence of any uninsured casualty at the property,
•	changes in national, regional or local economic conditions,
•	changes in specific types of industry conditions,
•	declines in regional or local real estate values,
•	declines in regional or local rental or occupancy rates,
•	increases in interest rates,
•	increases in real estate taxes,
•	increases in other operating expenses, and
•	changes in governmental rules, regulations and fiscal policies, including:

o	environmental legislation,
o	natural disasters,
o	terrorism,
o	social unrest, and
o	civil disturbances

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Other than interest earned on funds invested in bonds, bank certificates of deposit, money market accounts pending the use for loans and rents earned from tenants, all of our income will be generated from our Mortgage Investments. Thus, a material risk associated with our business is that persons to whom we loan money will fail to repay their Mortgage Loans or will fail to make timely payments to us. We currently do not have any Mortgage Loans placed. We consider numerous factors when deciding whether to call a loan, accept a deed in lieu of foreclosure, foreclose a property or allow a defaulting borrower to continue working through his or her problems while a loan is in default – primarily, the value of the collateral and the amount of the debt, and the plan of the defaulting borrower to repay the debt. In addition, we consider the costs and burdens that would be occasioned by calling the Mortgage Loan, such as bringing suit and/or foreclosing on collateral. There can be no guarantee that our policy of periodically working with defaulting borrowers rather than pursuing collection will not ultimately result in the need to pursue collection or make it less likely that we will not ultimately realize a loss with respect to these Mortgage Loans. It is impossible to predict whether one of our borrowers will default or what impact any one borrower’s default may have on our business.

Our remedies for collecting on a defaulted Mortgage Loan may be inadequate. Our ability to fully recover amounts due under a defaulted Mortgage Loan may be adversely affected by, among other things:

•	the financial distress or failure of our borrowers;
•	adverse changes in the value of the real estate or other property pledged to secure our Mortgage Loan;
•	our purchase or origination of a fraudulent Mortgage Loans; misrepresentations made to us by a borrower, broker, bank or other lender from whom we acquire a Mortgage Loan;
•	third-party disputes; and/or
•	third-party claims with respect to security interests

These potential future losses may be significant, may vary from current estimates or historical results and could exceed the amount of our reserves from loan losses. We do not maintain insurance covering such losses. In addition, the amount of the provision for loan losses may be either greater or less than the actual future write-offs of the Mortgage Loans relating to that provision. Any of these events could have a material adverse effect on our business.

In the event of default under a Mortgage Loan secured by real estate held by us, it will bear a risk of loss of principal which could have a material adverse effect on us. The amount of loss would be measured by the deficiency between the value of the collateral and the unpaid principal and accrued interest of the Mortgage Loan, in addition to, the expenses relating to foreclosure.

Some of the Mortgage Loans we purchase may be substantially non-recourse. We will only have recourse to the underlying assets (including any escrowed funds and reserves) collateralizing Mortgage Loans made to borrowers without recourse to a guarantor, but recourse to the Borrower (an entity.) In the case of a limited recourse Mortgage Loan, we will realize a loss if the borrower defaults and the underlying asset collateralizing the Mortgage Loan is insufficient to satisfy the outstanding balance of the Mortgage Loan, in addition to, the expenses relating to foreclosure.

Risk of loss is also present when we make recourse Mortgage Loans to borrowers. The value of the borrower’s assets may not be sufficient to repay the full amount of principal and interest due us following a default by the borrower. Further, the value of the borrower’s assets may not be sufficient to repay any deficiency remaining due us following a default by the borrower and the foreclosure or acceptance of a deed in lieu of foreclosure of the underlying asset securing the Mortgage Loan.

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Foreclosure of a Mortgage Loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed Mortgage Loan secured by real estate. In the event of the bankruptcy of a borrower, the Mortgage Loan to such borrower secured by real estate will be deemed to be secured only to the extent of the value of the mortgaged real estate at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the Mortgage Loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Variable rate Mortgage Loans may entail greater risk of default than fixed rate Mortgage Loans.

Variable rate Mortgage Loans may contribute to higher delinquency rates. Borrowers with variable rate Mortgage Loans may be exposed to increased monthly payments if interest rates increase. This increase in the borrowers’ monthly payment will increase the risk of default and the possibility that we will be required to foreclose.

Larger Mortgage Loans Result in Less Diversity and May Increase Risk

As a general rule, we can decrease risk of loss from delinquent Mortgage Loans by investing in a greater total number of Mortgage Loans. Investing in fewer, larger Mortgage Loans generally decreases diversification of the portfolio, increases risk of loss and possible reduction of our profitability in the case of a delinquency of such a Mortgage Loan. However, since larger Mortgage Loans generally will be made on better projects with better borrowers, we may determine, from time to time, that a relatively larger Mortgage Loan is advisable for us, particularly, when smaller Mortgage Loans that are appropriate for investment by us are not available.

Our underwriting standards and procedures may be more lenient than those used by conventional lenders, which exposes us to a greater risk of loss than conventional lenders.

Our underwriting standards and procedures may be more lenient than conventional lenders in that we may not require our borrowers to meet the credit standards that conventional mortgage lenders impose, which may create additional risks to your investment. We may not require a very high credit report score, we may choose to ignore a borrower’s debt to income ratio and we may be more lenient regarding a borrower’s or guarantor’s past problems than other lending institutions. We approve Mortgage Loans more quickly than other lenders. Generally, we will not spend more than 30 days assessing the character and credit history of a borrower. Due to the nature of Mortgage Loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the collateral securing the Mortgage Loan. Furthermore, when the needs of the borrower dictate, we may spend substantially less than 30 days to evaluate Mortgage Loan opportunities. These factors may increase the risk that our borrowers will default under their Mortgage Loans, which may impair our ability to meet our debt obligations. Furthermore, our assessment of the quality of the Mortgage Loans we purchase from a lender may be inaccurate. An incorrect analysis with respect to one or more of our Mortgage Loans could have a materially adverse impact on our profitability. Additionally, if our analysis is wrong with respect to a Mortgage Loan and we are forced to proceed against the collateral securing that Mortgage Loan, we may not recover the full amount outstanding under the Mortgage Loan. The foregoing factors could cause you to lose all or part of your investment.

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There are a number of factors which could adversely affect the value of such real property security, including, among other things, the following:

1.	The Partnership will primarily rely on affiliated third-party lenders such as BridgeWell Capital LLC to conduct an assessment or appraisal of value to determine the fair market value of real property used to secure Mortgage Loans purchased by the Partnership. No assurance can be given that such appraisals will, in any or all cases, be accurate. Moreover, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a Mortgage Loan. Such subsequent events may include general or local economic conditions, neighborhood values, interest rates, new construction, changes in applicable zoning laws and other restrictions.
2.	If the borrower defaults, the Partnership may be forced to purchase the property at a foreclosure sale. If the Partnership cannot quickly sell such property, and the property does not produce any significant income, the Partnership’s profitability will be adversely affected.
3.	The laws of the state in which the property is located and the manner in which the Partnership’s security interest in the security is enforced may preclude the Partnership from recovering any deficiency from the borrower if the real property security proves insufficient to repay amounts owing to the Partnership.
4.	Partnership’s loans may be secured by junior deeds of trust, which are subject to greater risk than first Mortgage Loans.
5.	The recovery of sums advanced by the Partnership in making Mortgage Loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the Mortgage Loans was made. A foreclosure sale may be delayed by the filing by the borrower of a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of the delay and the costs associated therewith may have an adverse impact on the Partnership’s profitability. If a Mortgage Loan is secured by hypothecated notes, then a bankruptcy filing by one of the borrowers under the hypothecated notes can weaken the value of the Partnership’s security for its Mortgage Loans and/or delay or impair the borrower’s collections on or enforcement efforts with respect to such hypothecated notes, even if the borrower under the Mortgage Loan is not in bankruptcy.

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We will rely on information provided by others which may prove inaccurate, incomplete or intentionally false.

The success of our Real Property Investments will depend, among other things, on an accurate assessment of the creditworthiness of the borrower and the underlying value of the real property securing the Mortgage Loan, or the value of the hypothecated notes and the real property securing the hypothecated notes, or the accurate assessment of the value of the Property acquisition. While the General Partner will make an investigation regarding the real property security and the borrower, it will rely to some extent on third parties such as credit agencies, appraisers, real estate brokers, title companies, environmental consultants and the borrower itself to provide the information upon which the General Partner will base its decision to make a Mortgage Loan or Property acquisition. While the General Partner will do its best efforts to verify the stated income of the borrower, the accuracy of financial statements, federal or state income tax returns, bank and savings account balances, retirement accounts balances or any records relating to past bankruptcy and legal proceedings, the accuracy of property or tenant financial statements, federal or state income tax returns, appraisals, surveys, title searches, environmental reports or other property due diligence reports, there is no guarantee that this information will be accurate. You may lose all or part of your investment in the Partnership Interest if Partnership, the General Partner or you rely on false, misleading or unverified information supplied by a borrower or seller in a decision to close on the acquisition or origination of a Mortgage Investment.

We permit prepayment of Mortgage Loans.

Most of the loans purchased by the partnership will not have a minimum interest fee. Prepayment of Mortgage Loans purchased by us may lower our profitability, especially during periods when interest rates are declining. We may not be able to reinvest the prepaid funds in new Mortgage Investments that provide us with a yield equivalent or greater than the interest rate we were earning on the Mortgage Loan that was prepaid to us.

Our use and estimate of the “as completed” value of a Property underlying a Mortgage Loan may increase the risk that we may not be able to fully collect the amounts due under that Mortgage Loan.

Traditional commercial lenders typically limit loan amounts to a percentage of the estimated market value of the property securing the loan at the time a loan is made. When we make a Mortgage Loan, the loan-to-value ratio is based on what we believe the value of the property will be once the project is developed in accordance with the borrower’s construction, renovation and development plan. We refer to this value as the “as completed” value, and our Mortgage Loans have a LTV of no more than 80% of the “as completed” value net of selling costs. In each case, the LTV is based both on external sources of information, such as third-party valuations of the constructed or renovated property, and on our subjective valuation of the property. Our beliefs are based on various factors that are unpredictable, such as the future real estate market, , and our review of comparable properties among other completed projects in the market area. Our estimate of the “as completed” value may prove to be inaccurate, such that the value of our collateral is less than what we anticipated. Moreover, a borrower may fail to develop, construct or renovate (or fully develop, construct or renovate) a property, which could also cause the value of our collateral to be less than what we anticipated. In such cases, if a borrower were to default under a Mortgage Loan and/or we were forced to foreclose on the property securing a Mortgage Loan, we may not recover the full amount owed to us and our allowance for loan losses may prove to be insufficient to absorb our actual losses. Accordingly, our use of the “as completed” to establish the loan-to-value ratio, as opposed to using the value of the undeveloped, unconstructed or un-renovated property, increases the risks associated with our lending business, which, if realized, could materially and adversely impact our financial condition and results of operations.

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Many of the loans we make will have a balloon payment feature, which presents additional risks to investors and could have a material and adverse impact on our financial condition.

A loan with a balloon payment feature contemplates a large payment of principal at the maturity of the loan, with small or no principal payments during the term of the loan. Loans with balloon payment features are riskier than loans with regular scheduled payments of principal because the borrower’s ability to repay the loan at maturity generally depends on its ability to refinance the loan or sell the underlying property at a price that equals or exceeds the amount due under the loan. A substantial period of time may elapse between the time the Mortgage Loan is made and the time the Mortgage Loan matures, and the borrower’s financial condition at those times may significantly change or the market for replacement loans or the sale of the property may significantly deteriorate. As a result, there can be no assurance that our borrowers will have sufficient resources to make balloon payments when due.

Some of our Mortgage Loans will not be secured by first mortgages. Our intention is to primarily invest in first mortgages. We may acquire higher risk loans including second, third and wraparound mortgages, loans secured by leasehold interests, participation loans, B-Notes, and subordinated notes.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property. These types of investments involve a higher degree of risk than senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. Our mezzanine loan will be satisfied only after the senior debt has been paid in full, in the event the borrower defaults or declares bankruptcy. And, we may not have full recourse to the assets of a pledged entity, or the assets of the pledged entity may not be sufficient to satisfy our mezzanine loan, in the event of borrower bankruptcy when the borrower has pledged its ownership interests as security. In addition, mezzanine loans generally have higher loan to value ratios than conventional loans secured by real estate, resulting in less equity margin to absorb a decrease in property value and increasing the risk of loss.

Mortgage Loans secured by second, third and wraparound mortgages may be more risky than Mortgage Loans secured by first deeds of trust or first mortgages because they are in a subordinate position in the event of default. There could also be a requirement to cure liens of a senior loan holder and, if not done, we would lose our entire interest in the Mortgage Loan.

Mortgage Loans secured by a leasehold interest are riskier than Mortgage Loans secured by real property because the Mortgage Loan is subordinate to the lease between the property owner and the borrower, and our rights in the event the borrower defaults are limited to stepping into the position of the borrower under the lease, subject to its requirements of rents and other obligations during the period of the lease.

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We may enter into agreements, including shared appreciation mortgages, with our borrowers providing for our participation in the equity or cash flow of from a secured property. If a borrower defaults and claims that this participation makes the Mortgage Loan comparable to equity in a joint venture, we may lose our secured position as lender in the property. Other creditors of the borrower might then wipe out or substantially reduce our investment. We could also be exposed to the risks associated with being an owner of real property. We are presently not involved in any such arrangements.

If a third party were to assert successfully that our Mortgage Loan was actually a joint venture with the borrower, there might be a risk that we could be liable as joint venture for the wrongful acts of the borrower toward the third party.

We may invest in B-Notes. A B-Note is a loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. There may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders if the borrower defaults. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks, therefore, we cannot predict the terms of each B-Note investment. The rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. B-Notes may represent a higher risk of loss to us due to being subordinated to an A-Note and due to terms that may include a restriction of B-Note holders to exercise their remedies without the consent of other upon a default by the borrower.

We may invest in subordinated Mortgage Loans secured by real estate. A Mortgage Loan by us that is subordinated will only be satisfied after the senior debt is paid in full, in the event the borrower defaults on the Mortgage Loan made by us or on the debt senior to our Mortgage Loan, or if the borrower declares bankruptcy. We may suffer a loss of principal and interest if a borrower defaults on a subordinated Mortgage Loan and lacks sufficient assets to repay the Mortgage Loan. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the Mortgage Loan.

We may invest in preferred equity issued by a borrower that owns real estate or operates a loan fund. An investment in preferred equity will only be satisfied after all the secured and unsecured debt is paid in full, in the event the borrower sells its real estate or becomes subject to a foreclosure; and after other creditor remedies, following a default or declares bankruptcy. We may suffer a loss of principal and interest if a borrower lacks sufficient assets to repay the preferred equity investment. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the Mortgage Loan.

Inter-creditor agreements may be entered into between senior and junior creditors both secured by the same property. An inter-creditor agreement with a senior creditor may limit our ability to amend its loan documents, assign its loan, accept prepayments, and exercise our remedies and control decisions made in bankruptcy proceedings relating to the borrower.

Subordinated Mortgage Loans may represent a higher risk of loss to us due to being subordinated to a senior lender and due to restrictive terms relating to inter-creditor agreements that may exist between senior and junior creditors.

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Investments in construction and rehabilitation Mortgage Loans may be riskier than loans secured by operating properties.

Construction and rehabilitation Mortgage Loans may be riskier than Mortgage Loans secured by properties with an operating history, because:

•	the application of the Mortgage Loan proceeds to the construction or rehabilitation project must be assured;
•	borrower may experience cost overruns or may not be able to raise the funds necessary to complete construction diminishing the value of the collateral securing the Mortgage Loan;
•	construction or rehabilitation may be delayed placing the borrower at risk that it loses a tenant scheduled to take possession of the property because the delay breaches the occupancy provisions of the lease;
•	; and
•	The permanent financing or the sale of the property may be impaired by unfavorable market conditions at the completion of the project.

Cost overruns and non-completion of the construction or renovation of the properties financed by us may materially diminish the value of the real estate securing our Mortgage Loan.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and non-completion. Costs of construction or improvements to construct or renovate a property may exceed original estimates, possibly making a project uneconomical. Other risks may include, but are not limited to, unexpected environmental, geological, or governmental risks during construction and leasing or sales risk following completion. If such construction or renovation is not completed in a timely manner, or if its costs are more than expected, the borrower may not be able to complete the project or may experience a prolonged impairment of net operating income and may not be able to pay interest and principal payments. Our mortgage recorded against an uncompleted construction project may also become subject to mechanics liens for unpaid labor and materials furnished to the project.

Cost overruns and non-completion, in addition to other construction and leasing risks, represent substantial risk to the Partnership when it lends for construction, renovation or expansion of a real property. These cost overruns and non-completion of a property can materially diminish the value of the real estate mortgaged to us.

Borrower’s financial status could weaken.

The Partnership will evaluate the creditworthiness of a borrower based on a review of financial information provided by the borrower, and by making other inquiries. However, this financial information and these inquiries will be given and made as of a particular point in time. The financial condition of the borrower could change subsequent to when this financial information and these inquiries are given and made.

Some of our borrowers will experience difficulty in obtaining permanent financing which may reduce our profits.

Many of our borrowers will rely on permanent financing from institutional lenders to repay the Mortgage Loans due us. Due to the volatility in the real estate market and the credit markets, our borrowers may experience difficulty obtaining permanent financing. In addition, a borrower who has failed, or fails in the future, to obtain permanent financing may default on the Mortgage Loans, which could lower our profitability.

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Delays in liquidating defaulted Real Property Investments could reduce our investment returns.

Commercial real estate loans are secured by residential or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a Mortgage Loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the Mortgage Loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.

If there are defaults under our Real Property Investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under Mortgage Loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our Real Property Investment. For example, an action to foreclose on a property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the Mortgage Loan.

In the event of any default under a Mortgage Loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the Mortgage Loan, which could have a material adverse effect on our cash flow from operations. Foreclosure of a Mortgage Loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed Mortgage Loan. In the event of the bankruptcy of a Mortgage Loan borrower, the Mortgage Loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the Mortgage Loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

The foreclosure process for a Mortgage Loan secured by a property we intend on acquiring may be lengthy, costly and we will be subject to all of the risks of owning the property on which we foreclose.

Our Mortgage Loan portfolio is and will be secured by real property. If a borrower defaults under a Mortgage Loan in our portfolio, we may have to foreclose on and take possession of the real estate collateral to protect our financial interest in the Mortgage Loan. Foreclosure of a Mortgage Loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed Mortgage Loan. If we are not able to repossess properties quickly, the resulting time delay could reduce the value of our Real Property Investment. In the event of the bankruptcy of a Mortgage Loan borrower, the Mortgage Loan to such borrower will be deemed to be secured only to the extent of the value of the property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the Mortgage Loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

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If we acquire Property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks inherent in the ownership of real property. Various factors could cause us to realize less than we anticipated or otherwise impose burdens on us that would reduce our profits. These factors include, without limitation, fluctuations in property values, occupancy rates, variations in rental schedules and operating expenses. In addition, owning and selling foreclosed Property may present additional considerations, including:

•	to facilitate a sale of the Property on which we foreclose, it may be necessary for us to finance all or a portion of the purchase price for the buyer of the Property. In such cases, we will not receive the sale price immediately but will have to rely on the purchaser’s ability to repay the Mortgage Loan, which ability is subject to the same repayment risks that are applicable to any other borrower, as discussed elsewhere in this prospectus.
•	There is a risk that hazardous or toxic substances could be found on Properties that we take back in foreclosure. If hazardous or toxic substances are found, we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property’s value or limit our ability to use or sell the affected Property. Any environmental review we undertake before taking title under any foreclosure action on real property may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on our financial condition and results of operations.
•	We may become liable to third persons in excess of the limits covered by insurance to the extent such person or person’s property is injured or damaged while on Property acquired by us through foreclosure.
•	Controlling operating expenses such as insurance costs, costs of maintenance and taxes. We may earn less income and reduced cash flows on foreclosed Properties than could be earned and received on Mortgage Loans.
•	We may acquire a Property with one or more co-owners where development or sale requires written agreement or consent by all; without timely agreement or consent, we could suffer a loss from being unable to develop or sell the Property. Maintaining occupancy of the Properties.
•	Coping with general and local market conditions.
•	Complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection.

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We may have difficulty protecting our rights as a lender, which may impair our ability to continue making Mortgage Loans and could have a material adverse impact on our financial condition.

The rights of our borrowers and other lenders may limit our realization of the benefits of our Mortgage Loans. For example:

•	Judicial foreclosure is subject to the delays of protracted litigation, and our collateral may deteriorate and/or decrease in value during any delay in foreclosing on it;
•	A borrower’s right of redemption during foreclosure proceedings can deter the sale of our collateral and can require us to manage the Property for a period of time;
•	The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral;
•	We may not be able to pursue deficiency judgments after we foreclose on collateral;
•	Federal bankruptcy law can prevent us from pursuing any actions for an extended period of time, regardless of the progress in any of these suits or proceedings; and/or
•	At or near the end of foreclosure proceedings, a borrower will sometimes file bankruptcy to further delay our efforts to take ownership of the real estate collateral.

Government action may reduce recoveries on defaulted Mortgage Loans.

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on Mortgage Loans in default. The nature or extent of the limitation on foreclosure that may be enacted cannot be predicted. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance on a Mortgage Loan that is secured by a lien on the property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s Mortgage Loan.

Risks specific to real estate owned (REO) acquisitions

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Limited Partners ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

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The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our Limited Partners from realizing a preferred return on their limited partnership interests.

There is no assurance that our real estate investments will appreci-ate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

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We may utilize a Broker Price Opinion instead of an appraisal on properties prior to purchase.

In certain favorable market conditions, we may purchase properties in bulk transactions. In other words, purchasing multiple properties in one sale. In that instance, appraisals may be cost prohibitive, therefore we will not be obtaining appraisals on the properties we purchase. Instead, we may elect to conduct a Broker Price Opinion (“BPO”), where, based on a local broker’s opinion, we will determine the value of a property. The broker will compare the property to other properties in the area that are listed and sold, and will visit the property. However, unlike an appraisal, the broker may not fully inspect the property and may not even enter the property, but only view the property from the outside. Therefore, their opinion provided to us may not be as accurate as an appraisal. If a BPO is inaccurate, we may not realize the same profits, or any profits, had we conducted an appraisal.

Risks specific to non-performing note acquisitions

A non-performing note owned by the Partnership may become unsecured in certain cases when the Debtor files for bankruptcy.

In some cases wherein a Debtor files a Chapter 13 bankruptcy, if the market value of the property is demonstrated to be less than the payoff amount of the 1st Mortgage, the Partnership’s lien on that property can be “stripped” from the property, subject to successful completion of the debtors Bankruptcy Plan and obtaining a Discharge. Although the Partnership would still likely receive some debt repayment as an unsecured creditor, a substantial portion of the total debt owed would most likely be wiped out upon Discharge.

In the event a Debtor files for Chapter 7 bankruptcy, and receives a Discharge, the Debtor will no longer be personally liable for the obligations of the note.

Upon discharge of Chapter 7 bankruptcy, a Debtor will no longer be held personally liable for the obligations of a note held by the Partnership, unless the Debtor reaffirms the debt while in bankruptcy. However, in any case, the Partnership will retain the right to foreclose on the collateral, as granted in the Security Instrument (Mortgage or Deed of Trust), in the event a mutually acceptable alternative cannot be worked out between the Partnership and the Debtor.

This offering is a blind pool offering, and therefore, Limited Partners will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the purchase of mortgage loan assets. However, because, as of the date of this Offering, we have not identified the assets we expect to acquire and because our Limited Partners will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our General Partner and BridgeWell Capital LLC, a directly affiliated lender, to select suitable and successful mortgage loan investment opportunities.

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Should a tax deed sale occur on a property securing one of our notes, the lien securing the Partnership’s investment could be removed from the subject real estate.

In the event a tax deed sale occurs on the subject real estate, the Partnership’s interest in the subject real estate may be eliminated. The Partnership will mitigate this risk by monitoring delinquent tax deadlines and expending capital to resolve issues before they lead to a tax deed sale.

Our notes may be subject to eminent domain if they are in municipalities currently attempting to acquire notes via eminent domain.

In recent history, certain municipalities, such as Richmond, CA, have attempted to purchase notes via eminent domain in order to stop the foreclosure process for some homeowners. In the event that a municipality attempts to acquire one of our notes via eminent domain, our profits may be less than previously expected.

Our servicer and we are subject to multiple regulations. If we or our servicers are unable to comply with the regulations, we may incur legal or unforeseen costs.

Our business will be subject to multiple laws including regulations applicable to note servicers. We are heavily regulated by laws governing lending practices at the federal, state and local levels. In addition, proposals for further regulation of the financial services industry are continually being introduced. Please review the section “Business Description – Regulations Applicable to Note Servicers” for information on the laws that our business and our servicers may be subject to. Failure for us or for our servicers to comply with these laws could lead to loss of the note, legal fees, and other unexpected costs which could adversely affect your investment. These laws and regulations to which we and our servicer are subject include those pertaining to:

☐	real estate settlement procedures;
☐	fair lending;
☐	compliance with federal and state disclosure requirements;
☐	debt collection;
☐	the establishment of maximum interest rates, finance charges and other charges;
☐	secured transactions and foreclosure proceedings; and
☐	privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

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Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing up to a ratio of 1 capital to 1.5 debt that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 150% of the total equity capitalization of the Partnership. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Units, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Units at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds, mortgage note payoffs, and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Units is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

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You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Limited Partner.

Our General Partner determines our major policies, including our policies regarding financing, growth and debt capitalization. Our General Partner may amend or revise these and other policies without a vote of the Limited Partners. Our General Partner’s broad discretion in setting policies and our Limited Partners’ inability to exert control over those policies increases the uncertainty and risks you face as a Limited Partner. In addition, our General Partner may change our investment objectives without seeking Limited Partner approval. Although our board has fiduciary duties to our Limited Partners and intends only to change our investment objectives when the board determines that a change is in the best interests of our Limited Partners, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our Limited Partners is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a preferred return to investors under this Offering that would result in a return of approximately 7% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Limited Partners. The timing and amount of distributions are the sole discretion of our General Partner who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

Investors will not receive the benefit of the regulations provided investment companies.

Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend to operate under an exclusion from the Investment Company Act of 1940 as we intend on conducting the business of acquiring Mortgage Loans. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to the Investment Company Act of 1940.

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If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

☐	restrictions on the nature of our investments; and
☐	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

☐	registration as an investment company;
☐	adoption of a specific form of corporate structure; and
☐	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exclusion from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exclusion may adversely affect our profitability.

We intend to hold and manage Mortgage Loans. Therefore at any time we may be deemed an “investment company,” we believe we will be relying on the exclusion under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” To qualify for this exclusion, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exclusion may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in notes may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the General Partner may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The General Partner expects to take assignment of a lender’s title insurance policy and will require that owners of property securing its notes maintain hazard insurance naming the Partnership or the Partnership’s loan servicing company, which is primarily expected to be BridgeWell Capital LLC, as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing its notes will be made exclusively by the General Partner. Certain types of losses that may impact the security for the note could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Partnership without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Partnership. Additionally, properties securing the notes may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults on a Note, it is likely they will allow their hazard insurance to lapse. The General Partner will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the notes may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Partnership may suffer a loss of its security for a loan.

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Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of the material tax aspects of your investment in the Units.

An investment in Units involves material income tax risks which are discussed in detail in the section of this offering entitled “

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 56. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Units. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Limited Partner of the Partnership, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Units will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Units.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

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We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Partnership could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Partnership items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Partnership items will generally be determined at the Partnership level in a single proceeding rather than in separate proceedings with each partner, and our General Partner is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our General Partner may cause us to elect to be treated as an electing large Partnership. If it does, we could take advantage of simplified flow-through reporting of Partnership items. Adjustments to Partnership items would continue to be determined at the Partnership level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our General Partner will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the Partnership level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Partnership property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Partnership of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Units.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Limited Partner. Any such changes could have an adverse effect on an investment in our Units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Units.

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Risks Related to Employee Benefit Plans and IRAs

We, and our investors that have employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as limited partners, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our Interests.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA or U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with the General Partner and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” the General Partner and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, the General Partner and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code and/or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make and/or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase Interests unless an administrative or statutory exemption applies to your purchase.

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Investing with a SDIRA or other retirement account may subject an investor to Unrelated Business Taxable Income (UBTI)

Employee benefit plans and most organizations exempt from federal income taxes (“Exempt Organizations”), including IRAs and other similar retirement plans, are subject to tax to the extent that their unrelated business taxable income (“UBTI”) exceeds $1,000.00 during any tax year. To the extent that an Exempt Organization is allocated UBTI from the Partnership it would be subject to tax on such amounts exceeding $1,000 at the trust tax rates. UBTI generally means the gross income derived from any unrelated trade or business regularly carried on by the exempt organization, less the deductions directly connected with carrying on the trade or business. Certain types of income (and deductions directly connected with the income) are generally excluded when figuring UBTI, such as rents from real property and gains or losses from the sale, exchange, or other disposition of property. However, there are exceptions to the exclusion that will likely apply with respect to Partnership Investments. In this regard, it is likely that the Projects underlying the Partnership Investments will be acquired with funds from loans, which will be “acquisition indebtedness” and result in a portion of the net income therefrom, generally equal to the ratio of acquisition indebtedness to basis in property, being UBTI. The fact that UBTI will be generated and allocated to the Partnership (and ultimately the Partners) may make an investment in the Partnership less desirable for an Exempt Organization. Exempt Organizations should consult their own tax counsel regarding the possible consequences of an investment in the Partnership.

For certain other tax-exempt entities — charitable remainder trusts and charitable remainder unitrusts (as defined in Section 664 of the Code) — the receipt of any UBTI may have extremely adverse tax consequences, in that it could result in all of its income from all sources for that year being taxable.

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DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Limited Partnership Interests offered under this offering.

If the maximum amount of Limited Partnership Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Limited Partnership Interests outstanding.

If the minimum amount of Limited Partnership Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Limited Partnership Interests outstanding.

The General Partner believes that if the maximum amount of the Limited Partnership Interests are sold under this Offering, the price per Unit value will be $1,000 per Unit for a total of $50,000,000.

The General Partner believes that if the minimum amount of the Limited Partnership Interests are sold under this Offering, the price per Unit value will be $1,000 per Unit for a total of $100,000.

PLAN OF DISTRIBUTION

This Offering is being conducted as a continuous and ongoing offering pursuant to Rule 251(d)(3)(i)(f) of Regulation A. The Partnership may not offer more than Fifty Million Dollars ($50,000,000) in a Twelve (12) month period, subject to qualification by the SEC of a post-qualification amendment.

The Limited Partnership Interests (Units) are self-underwritten and are being offered and sold by The Partnership on a minimum/maximum basis. No compensation will be paid to any principal, the General Partner, or any affiliated company or party with respect to the sale of the Limited Partnership Interests. This means that no compensation will be paid with respect to the sale of the Limited Partnership Interests to John Parrett or his companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Partnership, its General Partner, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into We do not intend to place the funds into a segregated account and will hold them in our corporate account until the minimum amount of $100,000 is reached. The purchase price for the Limited Partnership Interests is $1,000, with a minimum purchase of ten (10) Units. The Partnership will raise a minimum of $100,000 prior to funds being released to The Partnership. If the Partnership does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Limited Partnership Interests pro-rata, with interest, if any. The General Partner will return funds to all subscribers within 72 hours of the end of the Offering Period if the Minimum Offering amount is not raised by the Partnership. In this circumstance, the Partnership intends on returning funds as they were received; for example, if a check was received, the Partnership will issue a check to the subscriber to return funds. If a wire was received the Partnership will issue a return wire to the subscriber. Subscription Agreements are irrevocable.

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The Partnership may utilize an unrelated third party broker dealer in addition to the General Partner’s current network of investors of which they already have a pre-existing relationship to solicit investments. The Partnership, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Partnership plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Partnership website. The Partnership website has not yet been developed and may never be.

Please note that The Partnership will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is not yet developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 256 compliant and not amount to a free writing prospectus. No sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dollars or Subscription Agreements, The Partnership will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the General Partner will report to the Limited Partners and will supplement this Offering with material and/or fundamental changes to our operations.

In compliance with Rule 253(e) of Regulation A, the General Partner shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be re-qualified under Rule 252.

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The General Partner, in its sole discretion, has the right to decline a subscription to the Partnership. Additionally, the General Partner may elect to terminate any subscription to the Partnership, at any time, for any reason, in its sole discretion. Such subscription termination shall be effective immediately upon written notification from the General Partner to the Limited Partner and upon return the Limited Partner’s capital account. Written notification of subscription termination shall be provided by certified mail and considered received 5 days after postmark, or may be delivered by email and considered received by Limited Partner’s acknowledgement of receipt by return email. The General Partner, within 72 hours of acknowledgement and confirmation of return location, shall return any subscription funds, in full, to the declined subscriber.

The Manager has the sole discretion to issue additional interests that are not a part of this Offering, with such designations, holding periods, and percentage investment returns as the Manager may deem to be prudent and equitable from time to time.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 5,000,000 Limited Partnership Interests offered at an offering price of $1,000 per Unit will vary depending upon the total number of Limited Partnership Interests sold. Regardless of the number of Limited Partnership Interests sold, we expect to incur Offering expenses estimated at approximately $75,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Limited Partnership Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum	10%	25%	50%	75%	100%

Units Sold	100	500	1,250	2,500	3,750	5,000
Gross Proceeds	$100,000	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000
Selling Commissions & Fees[2]	$1,250	$62,500	$156,250	$312,500	$478,750	$625,000
Net Proceeds	$38,750	$4,877,500	$12,283,750	$24,627,500	$36,961,250	$49,315,000
Note Purchases[3]	$23,750	$4,552,500	$11,758,750	$23,827,500	$35,911,250	$47,965,000
Related Acquisition Costs[4]	$0	$0	$0	$0	$0	$0
Working Capital[5]	$5,000	$300,000	$500,000	$750,000	$1,000,000	$1,250,000
Legal and Accounting[6]	$10,000	$25,000	$25,000	$50,000	$50,000	$100,000
Total Use of Proceeds	$100,000	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

_______________

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and our legal costs ($60,000). The General Partner has provided these offering expenses in exchange for Management Interests in the Partnership.

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(2)

The Partnership does not currently have an agreement for paying selling commissions or fees. In the event that the Partnership enters into an agreement with a licensed broker dealer, it is anticipated that we will pay 1.25% of the total Gross Proceeds as a sales commission for the sale of Units and a 40 basis points annual trail fee.

(3)

We plan to purchase Mortgage Loans with the proceeds from this Offering. We will not incur closing or other costs in connection with these Mortgage Loan purchases. We will primarily be purchasing loans from BridgeWell Capital LLC (“Lender”), a licensed mortgage lender, directly affiliated with our General Partner. All of the costs involved with the Partnership’s Mortgage Loan purchases will be paid by the Lender pursuant to our servicing agreement with the Lender (attached to this Offering Circular as an exhibit.) It is anticipated that the Partnership will purchase mortgage loans from the Lender at par pricing. It is the intent of the General Partner that no single loan purchase will exceed 15% of the assets of the Partnership and total loan exposure to a single borrower will not exceed 20% once the fund has sold Membership Interests of over $5,000,000. As the Partnership grows these limits will be revised downward to a targeted range of 10% and 15%, respectively once the fund reaches Limited Partnership Interests of over $25,000,000 sold. The target diversity level is to have the average loan represent under 3.5% of the total assets of the Partnership once the fund reaches Limited Partnership Interests of over $25,000,000 sold. We intend to hold our Mortgage Loans until maturity unless they become in default.

(4)

We will not initially be acquiring real estate assets, only Mortgage Loan Assets. Therefore, we do not initially expect to incur any costs related to real estate acquisition. We believe underwriting and closing costs will be at approximately 5% of the value of real estate assets in the event market conditions are favorable for acquiring real estate assets and market conditions are not favorable for the Partnership to acquire Mortgage Loan Assets. The real estate asset acquisition costs could include travel to states in which we purchase real estate assets, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the Value of the real estate asset.

(5)

Costs associated with our web development, marketing and working capital for the next 12 months. Once approximately 500 units are sold, this working capital account will primarily be used as liquidity for fund operations and Limited Partner preferred distributions.

(6)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $10,000 and $100,000 depending on our money raise and mortgage note acquisitions for the next 12 months), working capital for the creation of a website, marketing, and general operating expenses. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the General Partner’s real estate industry experience.

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As of October 31, 2017 , the General Partner has advanced $ 56,837 for offering expenses. Of this, the General Part n er contributed $50,000 towards the purchase of General Partnership Interests. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our General Partner will continue to advance additional Offering expenses as they are required by the Partnership throughout the successful completion of the Partnership registration process. Once 100 units are sold, the General Partner will be reimbursed for all of the Offering expenses advanced by the General Partner in excess of the amounts contributed towards purchase of General Partnership Interests. Based on the information above, the General Partner will have contributed $50,000 toward the purchase of General Partnership Interests. The General Partner will not receive any compensation for their efforts in selling our Limited Partnership Interests.

The General Partner will pay the offering expenses regardless of the amount of Limited Partnership Interests we sell. The $ 56,837 advanced by the General Partner for the Form 1-A legal expenses will be exchanged for General Partnership interests. The additional Offering expenses advanced by the General Partner will be reimbursed once we sell at least 1, 000 Limited Partnership Interests, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Partnership will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “ MERGEFORMAT MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended  October 31, 2017 are derived from our audited financial statements.

At Oct 31, 2017

TOTAL ASSETS	$60,000

LIABILITIES AND LIMITED PARTNERS’ EQUITY

LIABILITIES

Current Liabilities	$10,000

TOTAL LIABILITIES	$10,000

TOTAL LIMITED PARTNERS’ EQUITY	$50,000

TOTAL LIABILITIES AND LIMITED PARTNERS’ EQUITY	$60,000

Inception (January 2016) to Oct 31, 2017

Revenues	$0

Expenses	$0

Net Income (Loss)	$0

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Management's Discussion and Analysis of Financial Conditions and Results of Operations

Overview

BridgeWell Preferred Income LP (the “Company”) was formed on January 25, 2016 for the purposes of investing in a diversified portfolio of first and second mortgage loans that are secured by a deed of trust or mortgage. We focus on purchasing loans in the following states: Florida, Georgia, Tennessee, South Carolina, North Carolina, Indiana, however the Company holds loans throughout the United States. The Company also invests in real estate and real estate trusts in select locations with the goal of selling them for retail market value or holding them for appreciation and/or income generation.

As of December 31, 2018, the Company sold Class “A” 8,881 Limited Partnership Interests (Units) to Investors ($8.881 million).

As of December 31, 2018, the Company was invested in $7.515 million in secured mortgage loan notes, $1.466 million in real estate investments, and $160,726 was being held in cash at a depository insured bank. At December 31, 2017, there was $43 being held in cash at a depository insured bank, and $144,833 in deferred syndication costs related to capital raise expenses.

During the year ended December 31, 2018, the Company generated $285,984 in investment income from mortgage loans receivable that amounted to $7.515 MM at year end. The Company also generated a $1,166 gain on the sale of $230,251 in real estate assets. The Company had servicing fees of $57,148 to provide monthly servicing to the existing portfolio of mortgage loan receivable, as well as $12,400 in management fees to management the Company assets throughout the year. For the year ended December 31, 2018, interest expense from the related party warehouse line of credit amounted to $9,065, and general and administrative expenses primarily comprised of advertising costs amounted to $14,253. Net investment income was $194,284 for the year ended December 31, 2018.

During the year ended December 31, 2017, the Company did not generate revenues or expenses because it was in the process of obtaining regulatory approval to issue limited partnership interests.

We are not aware of any unusual events or transactions, or any new developments, that are expected to materially affect the operations of the Company, except that the Company continues to improve its operating efficiency and business practices.

Liquidity and Capital Resources

The Company is seeking to raise up to $50 million by selling Limited Partnership Interests (Units) to Investors. We expect to deploy most of the capital we raise in secured mortgage notes and income-producing and/or appreciating real estate.

During the year ended December 31, 2018, the Company raised $8.881 million in investor contributions to commence operations. The Company also had access to a $2MM related party line of credit for investment purposes, of which $392,513 was utilized during the year. At December 31, 2018, the Company is committed to providing an additional $2,636 MM in cash advances to existing rehabilitation loan borrowers to complete their projects.

During the year ended December 31, 2017, The Company obtained $50,000 in contributions, and $88,592 in operating capital from the manager to finance syndication expenses related to the offering.

The Company does not currently have any capital commitments. Should we need more liquid capital, we have established institutional buyers for the type of secured mortgage loans that we hold.

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Trend Information

We are closely monitoring the impact of rising interest rates and rates of return on the type of secured mortgage loan notes that the Company purchases. During the reporting period ending December 31, 2018, we have not noticed a material change substantial enough to prevent the Company from acquiring investment inventory at sufficient rates to provide Limited Partner preferred returns.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in the Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

PIM has decided to pursue the opportunity to diversify real-estate-related income, from 100% dependency on secured mortgage notes, to a percentage as yet to be determined of the income being derived from income-producing and/or appreciating properties owned by the Company. Therefore, three properties were purchased in 2018.for a total of $1.65 MM. The first two properties were single-family residential (SFR) purchased in March and April. One of these sold in December for a net gain of $1,166. In early September 2018, when an undeveloped parcel of land known as 501 Franklin became available, the Company purchased 100% ownership in this property. Preliminary analysis determined that completion of development of this property would likely result in an ongoing 10%+ annual cash-on-cash return. The property has been in engineering and entitlement since late 2015. It is located in an extremely fast-growing area on the western edge of Ocoee, at the intersection of Highway 429 and 436. This particular property is in an exceptionally prime location and is considered a ‘Gateway’ property to the City of Ocoee. It has been approved by the City of Ocoee for an 88,000 square foot mixed-use retail and office center comprising four 2-story buildings on a total of 5.77 acres. The value of the property is increasing substantially due to large new development in the immediate area, the completion of Highway 417 (the western Orlando beltway) and from other rapid development in the surrounding cities of Winter Garden and Ocoee. Property value has also increased significantly subsequent to acquisition by the Company, as full entitlement for the development of 88,000 square feet was finalized post-acquisition. Entitlement is the legal process of obtaining approvals for a specific development plan. The property was acquired by the purchase of 100% of the beneficial interest in the titled owner of the property, 501 Franklin Land Trust LLC, in an affiliated party transaction.

According to the Fund Offering Circular section titled, Policies with Respect to Certain Transactions, affiliated party transactions are authorized. Therefore it is noted that an affiliated party transaction was conducted in compliance with the Fund Offering Circular section titled, Policies with Respect to Certain Transactions, whereby a mortgage note was executed between the Fund, as the mortgagee, and an affiliated party, Cherry Gap LLC, the mortgagor.

BUSINESS

BridgeWell Preferred Income LP (the “Company”) was formed on January 25, 2016 for the purpose of investing in mortgages secured by real estate.

As of the date of this report, the Company has sold 12,340 Limited Partnership Interests (Units) to Investors ($12.34 million).

As of June 30, 2019, the Company is invested in $10.47 million in secured mortgage loan notes, and $1.39 million in real estate investments. The Company held $1.5 million in cash at a depository insured bank as of June 30, 2019.

We are not aware of any unusual event or transaction, or any new developments, that are expected to materially affect the operations of the Company, except that the Company continues to improve its operating efficiency and business practices.

Liquidity and Capital Resources

The Company is seeking to raise up to $50 million of capital by selling Limited Partnership Interests (Units) to Investors. We expect to deploy most of the capital we raise in secured mortgage notes, existing income-producing real estate, and if it is more advantageous, in the development of income-producing real estate.

The Company does not currently have any capital commitments. Should we need more liquid capital, we have established institutional buyers for the type of secured mortgage loans that we hold.

The Company has a $2 million warehouse line of credit through the servicer, BridgeWell Capital LLC. The Company has also obtained an additional $5 million warehouse line of credit. The terms and rates can be found in Note 4 of the Notes to Financial Statements.

Trend Information

We are closely monitoring the impact of rising interest rates and rates of return on the type of secured mortgage loan notes that the Company purchases. During the reporting period ending June 30, 2019, we have not noticed a material change substantial enough to prevent the Company from acquiring investment inventory at sufficient rates to provide Limited Partner preferred returns..

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Results of Operations

For the period ended October 31, 2017

We generated no revenues for the period s ended October 31, 2017. We do not have any current activities. We have generated expenses of $0 from inception (January, 2016) to October 31, 2017 . This has resulted in a loss of $0 from inception (January, 2016) to October 31, 2017 .

Total expenses

From inception (January, 2016) to  October 31, 2017, we have generated $0 expenses.

Net loss

For the period ended October 31, 2017, we have generated a net loss of $0.

Assets

We currently have no assets other than $ 3,163 in cash and $56 ,837 in capitalized start-up costs.

Liabilities

We currently have no liabilities.

Liquidity and Capital Resources

As of October 31, 2017, the Partnership had $ 3,163 in cash and total liabilities of $ 10,000. As of October 31, 2017 , the Partnership has incurred total expenses since inception (January, 2016) of $0. The Partnership hopes to raise $50,000,000 in this Offering with a minimum of $100,000 in funds raised. If we are successful at raising the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months, which we currently estimate to be $ 20,000 . Upon the qualification of the Form 1-A, the Partnership plans to pursue its investment strategy of performing note acquisition. There can be no assurance that additional capital will be available to the Partnership. If the Partnership is unable to raise additional capital, the Partnership’s investment objective of acquiring performing notes will be adversely affected. The Partnership currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Partnership has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Related Party Transactions

Since our formation, we have raised $60,000 from our General Partner. The General Partner has advanced cash for Partnership startup expenses of which, $ 56 ,837 has already been utilized for expenses related to this Offering . In exchange, the General Partner will receive Management Interests for $50,000. The remaining $10,000 is listed as a payable due to the Manager. There is no written note or agreement.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

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Off-Balance Sheet Arrangements

We anticipate utilizing the Lender for supply of performing mortgage notes and loan servicing. We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, John Parrett is the principal of our General Partner and devotes a minor portion of his working hours to our Partnership without a salary. For more information on our personnel, please see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Initially Mr. Parrett will coordinate all of our business operations. The General Partner managed by Mr. Parrett has advanced the working capital to cover our initial start-up costs. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Our General Partner is spending the time allocated to our business in handling the general business affairs of our Partnership such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and performing note acquisitions. Upon effectiveness and successful raise, the principals of the General Partner will devote additional working hours to the Partnership.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our General Partner without a vote by Limited Partners.

We intend to purchase Mortgage Loans on commercial and residential real estate throughout the country on investment and owner occupied properties. Under certain favorable market conditions, we also intend to seek out REOs, other sources of wholesale-priced real estate, and non-performing notes secured by real property available for purchase throughout the United States. We intend on purchasing notes that are secured with commercial and residential property. We intend to purchase these Mortgage Loans at no more than 80% of the after repaired value (ARV) of the assets upon which the lien(s) are secured.

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We intend to evaluate each performing note investment based upon information provided by the Lender:

1.	Review current information on the owner/borrower of the property.
2.	Review the Inspection Report and the rehab budget.
3.	Review the ARV Appraisal and determine that the loan amount is below 80% ARV.
4.	Review the Lender’s title insurance and the property hazard insurance.
5.	Review and execute the mortgage note purchase documents.

The After Repaired Value (“ARV”) is calculated by industry standard methods, appropriate for subject property, by professional independent licensed appraisers. ARV value calculation also includes the consideration and evaluation of data obtained from current, on-site building inspections. The building inspections are typically provided by local certified professional building inspectors.

The party responsible for the ARV, is an independent, 3rd party appraiser, licensed in subject state, and experienced in appraisal for the type and location of subject property.

Note: The ARV appraisal method used most commonly for fund note evaluations will be the "comparable sales method". The comparable sales method calculations are based on sales prices of multiple, recent comparable sales, from the immediate area. These comparable sales are when adjusted for differences and subsequently averaged to obtain an evaluation. In some instances, where the appraiser determines it is more appropriate, the "income evaluation approach", or the "replacement cost approach" may be used for calculation of the ARV.

We intend to evaluate each non-performing note investment in the following manner:

1.	Obtain current information on the owner/borrower of the property.
2.	Determine if the underlying property is in need of rehab and if so, to what extent.
3.	Determine the principal and past due balance of a non-performing Note.
4.	Evaluate the legal climate in the state which the property is located.
5.	Evaluate the likelihood to restructure the Note so that the borrower may resume payments and bring the Note to a re-performing status.

Further, potential investors should be advised:

a)	We do not intend to issue senior securities at some time in the future.
b)	We may borrow money collateralized by our properties in an amount consistent with a 1 to 1.5 leverage ratio of assets to leverage.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We will not engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)	We may offer our securities in exchange for property or mortgage notes.
h)	We may acquire other securities of other funds so long as those funds are real estate related.
i)	We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Limited Partner equity. We will update our Limited Partners 1-Us within 30 business days, 1-SAs semi-annually, and other Limited Partner reports if there are any changes in our investment policy or our borrowing policies.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our General Partner concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. In the event that we foreclose on a property, we may encumber our properties that we acquire with financing consistent with a 1 to 1.5 ratio of assets to leverage.

Conflicts of Interest

The executive officer and sole director of the General Partner is also an officer of Bridgewell Capital and other affiliated entities. As a result, this individual owes fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that he owes to our stockholders and us. His loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of First Mortgage Notes from affiliated entities, (3) the timing and terms of the investment in a First Mortgage Note, and (4) compensation to BWC. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Mr. Parrett does not have any other employment commitments for working hours other than BridgeWell Capital, our Lender. John Parrett has served as President of BridgeWell Capital as a full-time W-2 employee since 2009.

It is the intent of BridgeWell Capital (“Lender”) to provide new loan note purchase opportunities (“Investment Opportunities”) for only one, non-competing fund, the new Regulation A+ Fund, Bridgewell Preferred Income LP (“Company”). Lender is currently providing Investment Opportunities for two investment funds that could potentially be competitive, Bridgewell Preferred Income 1 LLC and BridgeWell Mortgage Fund LLC (“Competitive Funds”). However these Competitive Funds, at the sole discretion of the Manager under the LLC Operating agreements, are scheduled to be closed simultaneously with the opening and funding of the Company. The schedule is for the Competitive Funds to be closed within six to 12 months from the opening of the Company. Therefore, as the Company raises capital to be in position to acquire Investment Opportunities, if Competitive Funds also have capital available for Investment Opportunities, then it is planned for that excess capital to be returned to the investors.

During the Competitive Funds’ wind-down period, it is not anticipated that those funds would be in competition with the Company for Investment Opportunities. The plan is for any available investment funds in the Competitive Funds to be returned to the investors, instead of reinvesting. However, during the wind-down period, there could be a limited possibility of competition between the funds from time to time. Therefore, during this transition period, the distribution of Investment Opportunities will be allocated according to the Investment Opportunities Distribution Policy (IOD Policy) stated below. This IOD Policy was designed to remove any partiality between the funds for allocation of Investment Opportunities.

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Investment Opportunities Distribution Policy (IOD Policy):

We do not intend to register as an investment company under the Investment Company Act. We expect that our investments in real estate mortgage secured loans will qualify the Company for an exclusion from registration and regulation under the Investment Company Act. In order to qualify for an exclusion from regulation under the Investment Company Act, we intend to engage primarily in the business of investing in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets.”

Investment Opportunities will be allocated on a simple round robin distribution plan based on loan closing time and calendar date. Any competitive funds actively desiring Investment Opportunities will be lined up in order of oldest opening date to newest. The Funds will have first option for allocation of Investment Opportunities according to this line up order. If a competitive Fund that is first in line declines to acquire an Investment Opportunity, then that opportunity for that round would pass to the next Fund in order. Declining to acquire an Investment Opportunity for one round does not affect the line-up order for the next competitive distribution round.

Example of Allocation of IOD Policy operations:

For example, if there were a total of 3 Funds (Company, and 2 Competitive Funds) in competition for Investment Opportunities, then the initial line-up order for allocation of Investment Opportunities would be determined as follows: Fund1 = oldest opening date, Fund2 = middle opening date, Fund3 = most recent opening date:

Round 1: Loan closed date and time: 8/1/17 at 11 am EST: order of priority = Fund1, Fund2, Fund3

Round 2: Loan closed date and time: 8/3/17 at 10 am EST: order of priority = Fund2, Fund3, Fund1

Round 3: Loan closed date and time: 8/3/17 at 5 pm EST: order of priority = Fund3, Fund1, Fund2

Subsequent Rounds: Repeat rounds 1 through 3 as above.

Note Regarding BridgeWell Warehouse Fund LLC (BWF):

BWF is not, under normal operating conditions, a competing fund to the other Lender affiliated funds. BWF is designed to function as a short-term warehouse and clearinghouse for Lender loan originations in addition to holding REO properties, and other investment property holdings. BWF warehoused loans are planned to have an average owned asset life of less than 90 days. In addition there’s only two members (one accredited investor and the manager). This company likely should not be termed a fund, it could more accurately be described a two member partnership.

While conversely, the other Lender affiliated Funds plan to purchase and hold mortgage notes long-term, with the average owned asset life of over 1 year. These funds have similar function and are capitalized with many investors.

In the unforeseen circumstance that BWF is in competition for Investment Opportunities with other Lender affiliated funds, and then allocation of Investment Opportunities for BWF will be provided according to the IOD Policy defined above.

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DESCRIPTION OF BUSINESS

We currently do not have any Notes. We do not lease or own any real property. We are currently developing our website. We do not pay rent for our corporate headquarters which is leased by the Lender because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient.

OVERVIEW

Bridgewell Preferred Income, LP is an emerging growth company which was formed in January, 2016. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues primarily from interest received on mortgage notes acquired. However, under certain favorable market conditions, we may generate revenues from direct ownership of real estate which could generate revenues in two ways: cash flow from lease of the properties, or resale profits.

We may also purchase non-performing notes in certain favorable market environments which could generate revenues by facilitating performance on the notes or by foreclosing and then profiting from real estate owned as described above.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Partnership, nor the majority Limited Partner of the Partnership, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Partnership has been organized primarily to acquire performing 1st lien mortgage notes or trust deeds secured by real property from the Lender. The Lender will then service the acquired mortgage notes and the Partnership will receive monthly interest payments.

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The Partnership plans to purchase notes from the Lender. However, the Partnership may also acquire notes from various sources including from banks, auctions, brokers, and in market places across the United States. We expect to purchase notes at a price of approximately 80% or more below the after repaired value of the underlying property. After acquisition, in the cases where we acquire non-performing notes, we will work with the borrowers to get the lien re-performing. If successful, we may choose to hold the 1st lien for its cash flow or re-sell it at a profit. In the event re-performance is not possible, we will foreclose and take possession of the underlying property.

We are offering the Limited Partnership Interests herein on a “minimum/maximum” basis. The Partnership will raise a minimum of $100,000 prior to using proceeds from this Offering to acquire notes. We expect to use the net proceeds from this Offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring notes.

The Partnership may sell 1st liens or properties on terms. It is the Partnership’s intent to continue to generate revenues from 1st liens and properties and, in some circumstances, after disposition by selling the properties with seller financing.

The General Partner, in accordance with the summary here and the Partnership Agreement of the Partnership, shall manage the following activities:

•	Purchase performing and non-performing notes that are secured by real estate.
•	Work with borrowers of non-performing notes to get these liens re-performing.
•	Foreclose on the underlying properties of notes that cannot re-perform.
•	In the event the Partnership acquires properties through foreclosure, have an outside, 3rd party rehabilitate properties acquired by the Partnership.
•	Have an outside, 3rd party rent and manage properties acquired by the Partnership.
•	Have an outside, 3rd party sell properties within the term of the Partnership.

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The General Partner shall use the Capital Contributions of the Limited Partners for the purchase of notes, working capital and expenses, including Organizational Expenses and Partnership Expenses.  Subsequently, the General Partner will focus its efforts on managing the assets acquired by the Partnership so as to provide a Preferred Return to the Limited Partners. (See “SUMMARY OF PARTNERSHIP AGREEMENT”).

Our primary business is to invest in a diversified portfolio of Mortgage Loans that are primarily secured by a first deed of trust or mortgage. We will focus primarily on investments in mortgage loans secured by residential or commercial real estate located in the United States. We expect to use substantially all of the net proceeds from this offering to acquire real estate secured loans (fixed and variable interest rate), including bridge and mezzanine loans, first and second mortgage loans, subordinated mortgage loans, preferred equity real estate investments, real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans secured by real estate.

We believe that there is an opportunity to provide financing for the acquisition, construction or rehabilitation of commercial and residential properties for real estate developers. We also believe that there are opportunities to provide real estate financing to some borrowers who are not able to qualify for commercial bank financing due to the location of the property, its physical appearance, tenant mix, higher vacancy or the borrower’s lower credit score, personal leverage or lack of liquidity. We believe that there are opportunities to finance borrowers who need to close loans more quickly than the time required by commercial banks. And, we believe that there is an opportunity to acquire Mortgage Loans from distressed lenders at a discount to par.

We believe that there are opportunities to acquire commercial and residential properties that are in need of new management, rehabilitation or have unimproved land allowing for the construction of additional improvements.

We have not commenced any significant operations to carry out our business plan. We have only performed those tasks related to our organization and development of our business plan. Upon receiving funding, we plan to continue to carry out our business plan, as described in this Prospectus, of acquiring, renovating, managing, and disposing of Mortgage Loans with the objective of generating current income.

Prospective Limited Partners are invited to review any documents that the General Partner possesses regarding the Partnership, the operations of the Partnership and any other matters regarding this Offering. All such materials are available at the office of the Partnership, at any reasonable hour, after reasonable prior notice to the General Partner. The General Partner will afford prospective Limited Partners the opportunity to ask questions of, and receive answers from, its representatives concerning the terms and conditions of the offering in addition to reviewing due diligence files on acquired assets and to obtain any additional information to the extent that the General Partner or the Partnership possesses such information or can acquire it without unreasonable effort or expense.

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Prospective Limited Partners should consider investment in the Partnership to be speculative, as it is not intended to be a complete investment program. The Partnership is designed only for sophisticated persons who are able to bear a complete loss of their capital investment in the Partnership.

Investment Company Act Considerations

We do not intend to register as an investment company under the Investment Company Act. We expect that our investments in real estate mortgage secured loans will qualify the Company f or an exclusion from registration and regulation under the Investment Company Act. In order to qualify for an exclusion from regulation under the Investment Company Act, we intend to engage primarily in the business of investing in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets.”

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company intends to be primarily engaged in the business of purchasing whole mortgage loans. We intend to conduct our operations so that they will comply with the definition available under Section 3(c)(5)(C) and will rely on and comply with staff no-action letters . We expect that we will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act under an exclusion set forth in Section 3(c)(5)(C) because at least 55% of the portfolio will be in qualifying real estate assets. Under Section 3(c)(5)(C), 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. In that the Company’s investment model will be to invest in real estate mortgage secured loans which are qualifying real estate assets, we believe that the investments will qualify us for the exclusion under Section 3(c)(5)(C).  How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

Market Opportunity

The Partnership will acquire Mortgage Loans secured by real estate.

The Partnership will attempt to acquire Mortgage Loans made by owners of real estate that may be underserved by commercial banks and other institutional lenders. The Partnership will serve borrowers that need to close on the purchase of real estate more quickly that a commercial bank can accommodate. The Partnership will serve borrowers that seek more flexible loan structures or terms offered by commercial banks and other institutional lenders. The Partnership will also serve borrowers that are unable or unwilling to satisfy all of the credit standards of a commercial bank, but, have the capacity to deliver real estate mortgages of a sufficient value to meet our underwriting requirements.

Investment Objectives

Our primary investment objective is to generate current income. We anticipate generating current income from interest payments on its Mortgage Loans. Under certain market conditions, we may also generate income from other real estate related activities.

The Partnership’s philosophy is to purchase Mortgage Loans that were based on the Borrower’s equity in the property and the skill and capacity of the people involved, their credit and a belief in the business plan for the real estate. Further, loans are sized to a basis or loan amount where the Partnership is indifferent if the loan performs as agreed, the plan “B” has to be implemented or we have to take over ownership in the event of default. In addition, no single loan purchase will exceed 15% of the assets of the Partnership and total loan exposure to a single borrower will not exceed 20% once the fund has sold Membership Interests of over $5,000,000. As the Partnership grows these limits will be revised downward to a targeted range of 10% and 15%, respectively once the fund reaches Limited Partnership Interests of over $25,000,000 sold. The target diversity level is to have the average loan represent under 3.5% of the total assets of the Partnership once the fund reaches Limited Partnership Interests of over $25,000,000 sold. That level of diversity will limit downside risk for the pool if a loan should become non-performing.

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Although some lenders believe that having an equal mix of residential and commercial real estate adds to diversity and the mix should be approximately balanced between the two, management has found through two major downturns, one led by housing and the other led by commercial, that within a short period of time both classes of real estate will tend to perform similarly. Therefore, there will be no specific target for the mix of commercial and residential.

Investment Strategy

Our investment strategy is to invest substantially all of the net proceeds from this offering in a diverse portfolio Mortgage Loans primarily located in the United States that are secured by a deed of trust or mortgage on investment and owner occupied real estate. We intend to acquire real estate secured loans (fixed and variable rate), including first and second mortgage loans, subordinated mortgage loans, mezzanine loans, subordinated loans secured by real estate, preferred equity real estate investments, bridge loans, real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans secured by real estate. In addition, we may invest on a national basis for “Build to Suit” projects. Build to Suit projects are pre-leased to a credit worthy tenant or tenants and constructed specifically to the specifications of the tenant or tenants.

Lending Program - Overview

The Partnership will purchase Mortgage Loans from a related party, Bridgewell Capital, LLC, which is a licensed lender, and other licensed lenders. The Mortgage Loans provide financing to owners of real estate that are underserved by commercial banks and other institutional lenders. Bridgewell Capital, LLC served borrowers that need to close on the purchase of real estate more quickly than a commercial bank can accommodate. The Mortgage Loans that the Partnership purchases from a lender will serve borrowers that seek more flexible loan structures or terms offered by commercial banks and other institutional lenders. The Mortgage Loans will be appropriate for borrowers that are unable or unwilling to satisfy all of the credit standards of a commercial bank, but, have the capacity to deliver real estate mortgages of a sufficient value to meet our underwriting requirements.

The Managers have extensive experience in evaluating and managing Mortgage Loans similar to the types of Mortgage Loans in which we intend to purchase from a lender. We intend to purchase Mortgage Loans satisfying the following criteria:

•	Purpose shall include financing for owner occupied and investment real estate including standing commercial properties, income producing land and developed lots; and construction loans;
•	Focus on small and mid-sized loans from $40,000 to $7.5 million;
•	Maximize current income;
•	Terms of 1 year to 30 years; and
•	Loan amount shall not exceed 80% of the after repaired value of the underlying property.

We will primarily seek to acquire Mortgage Loans at fixed rates of interest. To a lesser extent, we will also consider opportunities to acquire variable interest rate Mortgage Loans, in addition to, fixed rates of interest.

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We will make Mortgage Loans to real estate developers and investors that construct or renovate their properties.

We may seek opportunities to acquire commercial real estate loans from commercial banks, credit unions and private lenders. We will generally seek to acquire Mortgage Loans at face value; however, we may have to pay face value or perhaps a premium on face value when we believe it is in our best interest.

Our Mortgage Loans will not be secured by any agency of the United States government. We may not require a personal guaranty of full repayment by the principals of its borrowers. We will not have our Mortgage Loans insured.

We may lend as much as 20%, or $10,000,000, of our assets to any particular borrower relationship or 15%, or $7,500,000 secured by any particular property if we are successful in raising 100% of its Offering amount or $50,000,000. We intend to hold our Mortgage Loans until maturity unless they become in default.

Our policy of making or acquiring Mortgage Loans secured by real estate may be changed by us with the concurrence of the Investment Committee without a vote by the holders of our Interests. The General Partner, in concurrence with the Investment Committee, is not limited on, and may change at any time, the principles and procedures they may employ in connection with making or acquiring Mortgage Loans.

Lending Program – Pricing

Interest rates on the Mortgage Loans which we intend to purchase will range from approximately 8% to 14%, with a targeted average of 10% depending upon market conditions. While most of the loans we purchase will generally be at a fixed rate of interest, a loan with a floating interest rate may be purchased in the event we believe it is in the Fund’s best interest. The interest rate will be influenced by many factors, which may include the complexity of the business plan for the property, advance rate against value of the mortgaged property, amount of the Mortgage Loan and the credit and financial capacity of the borrower or principals. Modification fees, extension fees, default interest, a prepayment fee, late fees, an exit fee, a loan assumption fee, evaluation, processing, and a re-conveyance fee may also be charged to a borrower and shall be retained by the servicer, the Lender.

We will attempt to acquire mortgage loans at rates competitive with other private lenders making similar loans. Mortgage loans rates are subject to change based on various unpredictable factors including economic conditions and governmental financial policy, laws and regulations.

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Lending Program – Underwriting Policies and Procedures

Our Lender has developed underwriting standards and procedures to control the risks relating to its lending. The procedures apply standards relating to approval limits, loan to cost ratios, loan to value ratios, debt service coverage or debt yield ratios, and the skill, experience, credit and financial capacity of the borrower or sponsor, as well as other matters relevant to the Mortgage Loans and their collateral. Our Lender will determine the skill and experience of borrowers and sponsors by conducting interviews, reviewing references, checking credit reports, doing background checks and reviewing financial information. Our Lender will determine the loan to value ratios based upon on its estimate of the “as completed” value of the property to be mortgaged to us, or the loan to value based on the current value of the property to be mortgaged. We will not acquire Mortgage Loans secured by residential owner or business owner occupied properties or Mortgage Loans where the funds will be used for personal, household or family purposes.

We will acquire Mortgage Loans secured by properties located anywhere in the United States that are secured by a deed of trust or mortgage. We will limit the Mortgage Loans we acquire to no more than 80% of the after repaired value of the property to be mortgaged us. Generally, the value of the property securing a Mortgage Loan of ours would have to decline by more than 20% before it would suffer a loss upon the sale of that property following foreclosure.

Among other forms of due diligence, we will determine the creditworthiness of the borrowers by considering credit scores. Credit scores range from the 400’s to the 800’s, with the lower the credit score, the lower the creditworthiness of the individual. The credit score is one of several factors which may be used in our evaluation to make a Mortgage Loan. The borrower, or the principal of the borrower if an entity, should have a credit score above 550. We may approve Mortgage Loans to borrowers with credit scores below 550 in the event we have sufficient understanding of the drivers of the low credit score, satisfaction that the principal or borrower acted in a forthright manner in the event(s) that are driving the low score and may require additional collateral or additional equity to mitigate the increased risk associated with the low credit score.

The General Partner is not an appraiser. We will rely on the Lender which will utilize multiple independent third-party sources for the valuation of the properties that will serve as collateral for our Mortgage Loans, including the possible use of independent appraisals. Our Lender may consult multiple listing services to obtain comparable data and the opinion of local real estate brokers. No source of valuation is definitive.

We will require a title policy with regard to all properties mortgaged to us.

Loan Types and General Guidelines:

The Partnership intends purchase the following owner occupied and investor loan product types:

•	Bridge loans
•	Rehab loans
•	Perm loans
•	Rehab to Perm loans
•	Construction loans
•	Master commitments, for multiple construction loans with conforming terms and provisions
•	Secured lines of credit
•	Joint Ventures, on a select basis

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Loan terms will typically be one year (1 year) to five years (5 years) and will be limited to thirty years (30 years).

We intend to purchase Mortgage Loans on the following assets:

•	Single-family residential (one to four units)
•	Multi-family residential (five units or more)
•	Retail
•	Industrial
•	Self-storage facilities
•	Office

Loans will be underwritten according to guidelines specific to their collateral type, as described in more detail below. On an exception basis only, the Partnership may bebridge loans secured by land, typically in the circumstance that the Partnership is interested in the construction financing to follow.

Borrower Requirements

The Partnership’s policy when considering the acquisition of a mortgage loan is to underwrite Borrower’s equity first. The Partnership will also consider the Borrower’s qualification. The principals involved in the transactions will be assessed based on their:

•	Credit history and background, including any bankruptcies, foreclosures, chronic delinquencies or criminal records
•	Experience and track records
•	Financial resources, including liquidity, recurring cash flow and convertible assets
•	Vested interest in the transaction

Loan transactions are underwritten by the Lender with a thorough understanding of the loan’s purpose. The Partnership requires the identification of no fewer than two (2) sources of repayment.

Specific Guidelines for Single-family Residential Properties

This collateral may include single family housing tracts; SFR’s acquired and renovated by fix-and-flip operators; and one- or two-unit SFR developments. The Partnership does not favor financing higher-end homes that are valued in excess of $3 million.

The construction of tract housing, including small-lot subdivisions, may be financed by a Mortgage Loan that is purchase by the Partnership. In-fill locations are highly preferred. The Partnership may require that purchased Mortgage Loans are deployed in small phases, and that certain sales thresholds be met before additional phases commence construction.

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Housing is always to be underwritten in a rental scenario, in order to ascertain a source of repayment alternate to that of sale.

The Partnership intends to give consideration of Mortgage Loans that consider the following parameters:

•	Status of entitlements; expected timing to construction start; conditions to tract map approval.
•	Whether the area supports new homes.
•	Competing projects.
•	Whether the location is desirable; proximity to retail uses, entertainment, parks and schools; absence of nuisances.
•	Units’ layout, design, bedroom count, garages.
•	Borrower’s expertise with home sales.
•	Actual or pro forma sales consistent with or reasonably comparable to the market.

Fix-and-flip operations may be financed by the Lender using secured, revolving lines of credit. The Partnership may consider purchasing such loans. Underwriting guidelines for this financing are as follows:

•	Advances are managed by our servicer, the Lender. Typically advances are made upon Borrower’s request and after an inspection is made by an independent third-party building inspector.
•	Monthly interest is paid directly by Borrower from the cash flow of its operations.
•	Typically, the loan advance on any single SFR property will be limited to $750,000. However, the Partnership reserves the right to approve a larger advance on a SFR property if market conditions warrant, the specific property is unique and additional credit risk is minimal.
•	The Partnership will determine the amount of its advance on any particular SFR property based on (1) that property’s total budgeted cost and (2) its prospective market value upon completion of the improvements planned by the Borrower.

Specific Guidelines for Multi-family Residential Properties

The Partnership intends to give consideration to the following parameters:

•	Whether the area supports new or renovated apartments.
•	Whether the location is desirable; proximity to retail uses, entertainment, parks and schools.
•	Property’s design; should be attractive and functional; adequate parking; level of amenities.
•	Units’ layout, design, bedroom count.
•	Borrower’s expertise with property management.
•	Actual or pro forma rents consistent with or reasonably comparable to the market.

Specific Guidelines for Retail Properties

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The Partnership highly favors Mortgage Loans that are build-to-suit projects for credit retail tenants. Credit tenants are defined as those having investment ratings of BBB- or better (S&P) or Baa3 or better (Moody’s). Build-to-suit projects are most often single-tenant transactions. Other transactions involving retail properties may include, but are not limited to, neighborhood centers with strong anchors, such as grocery stores; retail centers shadow-anchored; and big box retailers.

The Partnership intends to give consideration to the following parameters:

•	Whether the area supports new retail space.
•	Whether location of retail property is appropriate; i.e. proximity to residential uses, traffic counts.
•	Site layout, i.e. good access and visibility, adequate parking.
•	Property’s design; should be attractive and functional.
•	Borrower’s expertise with property management and tenant relations.
•	Tenant mix. Owner-user limited to less than 50% of NRA.
•	Shop space sizes: As a general rule, narrow and deep shop spaces (say, 30’ x 80’) are viewed negatively and not marketable. Wide and shallow shop spaces (say, 50’ x 40’) may not be economical. 50’ – 60’ depths are considered ideal.
•	Tenants’ credit quality.
•	Actual or pro forma rents consistent with or reasonably comparable to the market.

Leases must be carefully reviewed. The Partnership intends to pay specific attention to the conditions under which a tenant may terminate its lease, and the mitigants to that risk.

Specific Guidelines for Industrial Properties

These properties include warehouse facilities, distribution facilities and flex space.

The Partnership intends to give consideration to the following parameters:

•	Whether the area supports new or existing industrial space.
•	Proximity of transportation channels: air, rail and highway.
•	Size and divisibility. Warehouse and distribution facilities typically range from 5,000 sf – 300,000 sf and may be occupied by single or multiple tenants.
•	Site ingress and egress; site must allow for efficient truck flow.
•	Loading features: front- or rear-loading; dock-high, truck-well or grade-level loading.
•	Internal circulation: must have adequate area to allow for trucks to maneuver (ideal depth is 130’).
•	Borrower’s expertise with industrial property management.
•	Actual or pro forma rents consistent with or reasonably comparable to the market.

Specific Guidelines for Self-Storage Facilities

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The Partnership will consider loans on self-storage facilities on a select basis, and only for borrowers with substantial experience and expertise in this product type.

Additional considerations include:

•	Whether the area supports new or existing self-storage units.
•	Competing properties.
•	Whether the location is desirable; proximity to apartments is most favored. Target market is generally within a 3-mile radius of the site.
•	Accessibility and visibility of site.
•	Unit sizes and mix. Typical units range in size from 25 sf to as large as 400 sf.
•	Breakeven occupancy rate, which should be no more than 40% - 45%.
•	Design: upper level units are less desirable, and should have lower pro forma rents than ground level units. Adequate number and size of elevators is critical. Air conditioned spaces preferred by tenants.

Specific Guidelines for Office Properties

The Partnership approaches office buildings with caution, preferring to take little or no leasing risk with this property type.

The Partnership intends to give consideration to the following parameters:

•	Whether the area supports new or existing office space.
•	Competing properties.
•	Whether the location is desirable.
•	Accessibility and visibility of site.
•	Size and layout of individual office spaces.
•	Owner-user limited to less than 50% of NRA.
•	Design: floor plates; load factors no greater than 10%; parking ratios.
•	Borrower’s expertise with property management.
•	Actual or pro forma rents consistent with or reasonably comparable to the market.

Specific Guidelines for Construction Loans

Construction loans will be structured to require Borrower equity, as detailed in the table below. This equity may consist of actual land acquisition costs; project costs incurred directly by the Borrower, as evidenced by paid invoices and as approved by the Partnership; and cash; or any combination thereof. Land appreciation, costs incurred that do not add to the value of the project as planned, and carry costs are not eligible as equity. Furthermore, it is important to the Partnership that the developer(s) personally have invested no less than a 5% share of the equity that the Partnership requires.

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Additional risks must be assessed with this particular loan product. Generally, these risks include:

Budget Cost Overruns

1.	Construction contracts must be reviewed, and must be either “Guaranteed Maximum” or “Fixed Price.”
2.	Funding of developer overhead must be closely monitored, to ensure that disbursements do not out-pace the project’s construction progress.
3.	The loan must be structured with a proper Contingency Reserve that takes into account the Borrower’s experience with the product type being built, the complexity of the project and the Partnership’s experience with the Borrower.
4.	The loan must be structured with a proper Interest Reserve that takes into account potential construction, marketing and repayment delays.

Completion Risk

1.	Expertise, experience and financial strength of Borrower must be assessed.
2.	Review and approval of the General Contractor. If possible, the Partnership obtains financial reports and resumes on the General Contractor.

Marketing Risk

1.	the Partnership may impose construction start limitations on phased SFR developments, in order to reduce the risk of standing inventory.
2.	The Partnership typically imposes pre-leasing requirements for income property developments.
3.	The Partnership typically imposes pre-sale requirements for for-sale commercial developments.

Repayment Risk

1.	Because the underwriting of a construction loan requires that certain assumptions be made about what market conditions will be once the project is completed, there is a risk of the Borrower’s ability to repay its construction loan in a timely manner. Underwriting should include a “buffer” or margin in the takeout loan’s anticipated borrowing rate, to better ensure the property’s qualification for takeout financing.
2.	Underwriting should also include stress-testing of pro forma rents and pro forma sales prices, to ascertain repayment of the Partnership’s loan even with a “reasonable” downturn in the economics.
3.	Pro formas should never be overly aggressive or incorporate unrealistic expectations; rather, pro formas should be based on reasonable comparisons to the current market.

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Underwriting Guidelines by Product Type

Property Type	Maximum LTV	BorrowerDown Payment	Reserves Escrow	Property Insurance	Other Requirements

SFR	80% ARV	10% TPC	2 months Insurance, tax, HOA.	Vacant Dwelling or builder’s risk, whichever applies
	(After repaired value)	(Total Project Cost)	1 month Payment.	Flood insurance if applicable

MFR:				Minimum 3% over	Vacancy 5-10%
New - <3 yrs	75%	5%	65%	prevailing	Op Expenses
> 3 yrs - <10	75%	5%	65%	cap rate	28%-40% of EGI

Retail: Single Credit Tenant	75%	5%	65%	Minimum 3% over prevailing cap rate	Minimum 100% pre-leased or occupied.

Retail: neighborhood center	75%	5%	65%	Minimum 3% over prevailing cap rate	Minimum 50% pre-leased or occupied.

Industrial:					Minimum 50%
Warehouse, Distribution,	75%	5%	65%	N/A	pre-leased or
Flex Space	70%	5%	60%		pre-sold.

				Minimum
Self-storage	70%	5%	60%	3% over
				Prevailing Cap rate

Office:				Minimum
Class A	75%	5%	65%	3% over	Minimum 75%
Class B	70%	5%	60%	Prevailing Cap rate	pre-leased.

				Minimum	Entitlements
Land	50%	N/A	50%	3% over	preferred. Interest
				Prevailing Cap rate	in construction financing.

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All loan documents and insurance policies regarding Mortgage Loans acquired by the Partnership will name the Partnership or servicer, on behalf of the Partnership, as payee and beneficiary.

Partnership funds will not be disbursed for the acquisition of Mortgage Loans until:

1.	Satisfactory title insurance coverage has been obtained for all loans, with the title insurance policy naming the Partnership or the servicer for the benefit of the Partnership as the insured and providing title insurance in an amount equal to the principal amount of the Mortgage Loan. Note that title insurance insures only the validity and priority of the Partnership’s deed of trust or mortgage, and does not insure the Partnership against loss by reason of other causes, such as reduction in the value of the security property, over-appraisals, borrower’s defaults, etc.; and

2.	Satisfactory fire and casualty insurance has been obtained for all loans, naming the Partnership or the servicer for the benefit of the Partnership as loss payee in an amount at least equal to the value of the improvements on the security property or the principal amount outstanding of the Mortgage Loan. The Partnership does not intend to arrange for mortgage insurance, nor require the borrower to maintain liability insurance. Additionally, the Partnership may not require the borrower to carry fire and casualty insurance if the security property consists of unimproved land.

In those cases where the Partnership purchases of all or a portion of a Mortgage Loan from the General Partner, an affiliate or a third party, the Partnership will obtain an endorsement to the original title insurance policy which will name the Partnership as the insured or co-insured, as appropriate. Additionally, the Partnership will make certain that the policy(ies) of fire and casualty insurance insuring the security property do provide that the Partnership is added as a mortgagee or an additional loss payee.

Advances may be made by the General Partner and affiliates to finance a Mortgage Loan. We may enter into joint ventures with the General Partner or its affiliates.

Borrowers generally will make interest payments in arrears and Will be collected each month via electronic funds transfer or ACH.

The servicer, on behalf of the Partnership, will negotiate with borrowers in default and may change the terms of the Mortgage Loan in default or enter into a forbearance agreement with the borrower to allow for continued payments. The Partnership may also accept a deed in lieu of foreclosure or begin foreclosure to achieve recovery of principal and interest due the Partnership.

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The Partnership intends to acquire Mortgage Loans primarily for the purpose of receiving monthly interest income. However it will also commonly resell such Mortgage Loans in the ordinary course of business. The Partnership may sell Mortgage Loans (or fractional interests therein) when the Partnership determines that it appears to be advantageous to the Partnership to do so, based upon then current economic conditions, current interest rates, the length of time that the Mortgage Loan has been held by the Partnership, and the investment objectives of the Partnership. The Partnership may also sell a Mortgage Loan in order to manage the maximum loan outstanding to a single borrower or to manage the maximum exposure to a single property.

Lending Program - Fund Control

The Partnership will use a form of fund control, either internally or externally, where the Partnership will evaluate the progress of construction and rehab projects prior to releasing certain funds to the borrower to help insure that funds are properly used and projects are on time.

In the event of Non-Performing Notes

In the event the Partnership acquires non-performing notes, it is the Partnership’s objective to work with the borrowers and renegotiate the terms of their mortgage to help return the loan to performing status. If they are unable or unwilling to renegotiate a fair payment schedule, the Partnership intends to offer the borrower an opportunity to sign over the deed without penalty, aka “cash for keys” program. In some cases, foreclosure may be determined to be the correct step to take. The decision to foreclose will depend on many factors including the law in the state in which the Partnership may need to take a foreclosure action.

Some steps the Partnership may take in order to bring the mortgage note back to performing status could include:

•	Providing a lower interest rate;
•	Re-amortizing the loan over a greater period of time than originally available to the borrower;
•	Lowering the payments for some stated period of time; and/or
•	Reducing the principal balance.

Since the Partnership is not a licensed lender, and does not plan to act as a lender, it is the Partnership’s intention to use the services of a 3rd party servicer, the Lender, that is duly licensed and legally able to conduct business in the states in which a performing or non-performing note is in need of servicing. It is expected that the servicer will not be paid from the proceeds of this Offering, but rather from the proceeds of interest collections.

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Mortgages that are acquired by the Partnership will typically be held for one to three years, with the possibility of up to five years for income. The Partnership may decide to hold loans longer than five years if it appears to be in the best interest of the Partnership. This “seasoning” will increase the re-sale value.

Geographic Scope

The Partnership will not limit itself geographically. The Partnership will search for non-performing 1st liens that it may purchase at a discount.  The Partnership believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Partnership’s General Partner. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for a discussion of the General Partner’s real estate experience.

The Partnership believes that in certain market conditions it will be able to consider numerous non-performing notes. The Partnership anticipates that target acquisitions will be brought to its attention from a number of banks and other sources with whom the Partnership’s current management has business relationships. Moreover, potential acquisitions may be brought to the Partnership’s attention by sources as a result of being solicited by the Partnership through calls or mailings.

The Partnership does not have any specific non-performing note or pool of such liens under consideration and the Partnership has not (nor has anyone on its behalf) contacted any prospective target sources or had any discussions, formal or otherwise, with respect to such a transaction. In the future, the Partnership expects to be performing business due diligence on prospective note acquisitions; traveling to and from the underlying asset locations that represent prospective acquisitions; reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective 1st lien acquisitions; selecting 1st liens to acquire; and striving to structure, negotiate and consummate acquisitions. The Partnership will have certain burdens and costs with respect to these activities and certain additional risks associated with the subsequent integration of additional assets or properties into the Partnership’s operations.

Acquisition Selection

The Partnership’s management will have broad discretion in identifying and selecting prospective target acquisitions. In evaluating a prospective target acquisition, the Partnership’s management will consider, among other factors, the following:

☐	Management’s understanding of conditions of the particular market;
☐	Management’s assessment of the attractiveness of the timing of the acquisition;
☐

Management’s assessment of the financial attractiveness of a particular acquisition target relative to other available targets, and its potential for upside appreciation and return on investment; and/or

☐	Macro-economic trends.

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The Partnership’s policy will be to acquire assets primarily for cash flow.

These criteria are not intended to be exhaustive, and the General Partner may change this without any vote of the Limited Partners. Any evaluation relating to the merits of a particular acquisition will be based, to the extent relevant, on the above factors as well as other considerations believed relevant by the Partnership’s management in effecting an acquisition consistent with the Partnership’s business objectives.

To the extent the Partnership acquires financially poor assets, the Partnership may be affected by numerous risks inherent in the business and operations of such properties or assets. Although the Partnership’s management will endeavor to evaluate the risks inherent in a particular Note acquisition, the Partnership cannot assure anyone that the Partnership will properly ascertain or assess all significant risk factors.

The time and costs required to select and evaluate a target acquisition and to structure and complete the acquisition cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition that is not ultimately completed will result in a loss to the Partnership and reduce the amount of capital available to otherwise complete other acquisitions.

The Partnership has not yet hired any 3rd party property management firms, but it may do so in the future. Any such arrangement would be made upon commercially reasonable terms. Nevertheless, the Partnership itself may manage all or some of its future properties.

Borrowing Policy

We may borrow funds to supplement funds invested by Limited Partners. We will seek financing from a number of sources including the following:

•	Commercial banks;
•	Credit unions;
•	Insurance companies;
•	Labor unions; and
•	Private lenders

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Asset Management and Servicing

It is anticipated that all Partnership mortgage loan assets will be managed and serviced by the servicer. The General Partner intends to employ the services of an independent fund administrator to manage the reports and payments made by the Partnership to its Limited Partners. The General Partner has not entered into an agreement as of the date of this Offering.

Reserve Fund

A contingency reserve fund may be established and maintained for the purpose of covering cash needs of the Partnership. Reserve funds are not invested in Mortgage Loans but are invested in short-term investments which provide lower yields than Mortgage Loans.

Special Purpose Entities

When appropriate to insulate our general assets against liabilities arising from particular investments, to minimize the tax liability of the Partnership, or for other reasons, we may use special purpose entities to hold certain investments.

Identification of Mortgage Loans

Limited Partners will not have any right to vote or otherwise approve or disapprove any particular investment to be made by the Partnership nor will they be entitled to a return of funds even if they do not approve of the Mortgage Loans entered into by the Partnership.

Investment Process

Our investment process benefits from the experiences, resources and professionalism of our General Partner and its affiliates. This process initially involves:

•	Identifying appropriate investment opportunities

•	Assessing the potential investment opportunities to ensure that they meet preliminary investment and underwriting guidelines

•	Preliminary review of the potential investment opportunities to determine whether to incur costs associated with a more in-depth due diligence and underwriting review

Operations

We currently utilize the offices of the Lender. We incur no costs for internet, electricity, and phone service. We have no plans at this time to find any other property for our operations.

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Technology

Our General Partner may engage a third party servicing company to provide its loan servicing requirements including payment collection. Our accounting of operations, our Mortgage Loans and the Interests we have issued will be backed up and stored off-site.

Servicing Agreement

We intend on entering into a Note Servicing Agreement with a related entity, Bridgewell Capital, LLC (“Servicer”) for the purposes of servicing the notes we own. Bridgewell Capital, LLC is a licensed mortgage lender and therefore, is better able to service our loans and notes on our behalf.

In exchange for compensation of an annual fee of 3% of the loan amounts of the performing loans being service, the Servicer shall provide the following services:

1.	Verify that proper insurance remains on the underlying property of the note which is being serviced so long as the Company is a holder of the note. If no insurance exists, Servicer will find and procure and appropriate policy.
2.	Servicer will monitor and the Company of the condition of the underlying property as well as adverse circumstances (such as death, bankruptcy, transfer, or failure to perform by the borrower)
3.	Servicer will not accept any prepayment of mortgage principal except as required by law, or as authorized by law and permitted by the terms of the mortgage note(s) agreement
4.	The Company may sell a part of a note and the terms of the servicing agreement will remain in full force and effect.
5.	Servicer shall keep a complete, accurate, and separate account of and properly apply all sums collected by it from the Mortgagor on account of each such mortgage.
6.	Servicer will make deposit all monies collected on the behalf of the Company and due to them into a segregated bank account at a nationally recognized bank by the 8th of the month.
7.	In the event any borrower fails to make a payment as required by the term of his/her mortgage note(s), Servicer will notify the Company of such fact within thirty (30) days after the same shall have become due and payable.
8.	In the event a mortgage goes into default, the Servicer will make diligent efforts to collect payment. The Servicer is authorized to and shall communicate with the borrower, find resolution, and repossess collateral.

The Note Servicing Agreement shall remain in effect until all mortgages under the agreement are liquidated. The Servicer may terminate the agreement with ninety (90) days’ written notice. The Note Servicing Agreement may be terminated by the Company with sixty (60) days’ notice so long as the Servicer receives a sum equal to five percent (5%) of the aggregate principal unpaid balance of all mortgages.

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Market Area

Our lending and real estate ownership activities will be conducted in the United States.

Competition

We face significant competition in all areas of its business. These areas include attracting and/or retaining investor funds, loans, real estate and the services of the real estate, financial and securities professionals to represent us. We will also face competition should we act to acquire other real estate entities.

Our competition for investor funds comes from other uninsured products, such as mutual funds provided by insurance companies and brokerage firms, in addition to, insured money market accounts and certificates of deposit provided by commercial banks.

Our competition for Mortgage Loans comes from commercial banks and other private lenders. Commercial banks have been reluctant to make commercial real estate loans in many markets, however, if their credit standards are eased or if they lower their interest rates to borrowers, it is possible that we may have difficulty originating loans the meet their standards.

Our competition for attracting and retaining real estate, financial and securities professionals to represent the Partnership comes from the entire business community. Our competition for the services of these professionals could increase should the economy begin expanding increasing the demand for the services provided by these types of professionals.

Governmental Regulations

Certain Legal Aspects of Partnership Mortgage Loans

The Partnership’s Mortgage Loans will be secured by either a mortgage or a deed of trust or by hypothecated notes that are themselves secured by a mortgage or deed of trust. In some states, a mortgage is the form of security instrument used to secure a real property loan, while in other states a deed of trust is the form of security instrument used to secure a real property loan. A mortgage has two parties: a borrower called the “mortgagor” and the lender called the “mortgagee”. The mortgagor gives the mortgagee a lien on the property as security for the loan or, in some states, the mortgagor conveys legal title of the property to the mortgagee until the loan is repaid but retains equitable title and the right of possession to the property so long as the loan is not in default. A deed of trust has three parties: a borrower-grantor called the “trustor”, a third-party grantee called the “trustee”, and a lender-creditor called the “beneficiary.” The trustor grants the property, irrevocably until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee’s authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

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Foreclosure

The laws of the state in which the property is situated will determine the method in which the Partnership will enforce its rights under a mortgage or deed of trust or with respect to hypothecated notes. Depending on local laws, a lender may be able to enforce its mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale. Local laws will also dictate, among other things, the amount of time and costs associated with a judicial or non-judicial foreclosure sale, whether or not a lender would be entitled to recover a deficiency judgment from the borrower, either concurrently with or following a judicial or non-judicial sale, whether there are limits as to the amount of this deficiency judgment, and whether the borrower would have the right to redeem the property following a judicial or non-judicial sale.

A judicial foreclosure is a public sale of the property conducted under an order of the court of the state in which the property is located, with the sale proceeds being applied to satisfy the underlying debt. A judicial foreclosure is subject to most of the delays and expenses of other lawsuits and can take up to several years to complete, depending on how busy the local courts are.

In contrast, a non-judicial foreclosure is a private sale of the property conducted directly by the mortgagee, in the case of a mortgage, or the trustee, in the case of a deed of trust, following the giving of appropriate notice and the expiration of appropriate cure periods. It is generally cheaper and quicker to conduct a non-judicial foreclosure than to conduct a judicial foreclosure.

A lender would typically undertake a judicial foreclosure when the lender seeks to obtain a deficiency judgment. In some states, a lender is not entitled to recover a deficiency judgment if the lender forecloses non-judicially. Some states also limit the amount of deficiency that can be recovered from a borrower following a judicial foreclosure sale to the difference between the amount of the debt owing to the lender and the higher of (i) the successful sales price bid at the foreclosure sale, or (ii) the fair market value of the property at the time of foreclosure. Moreover, some states provide that a borrower and/or junior lienholder has a right to redeem the property for a period of time following a judicial foreclosure sale by paying to the successful bidder an amount equal to the successful sales price bid at the foreclosure sale and the costs of the foreclosure sale. This right of redemption can depress the amount bid at a judicial foreclosure sale because the successful bidder would have to take the property subject to the borrower’s and/or the junior lienholder’s right of redemption.

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If a lender elects to undertake a non-judicial foreclosure sale it would, in many states, forego the right to obtain a deficiency judgment. However, real property that is sold through a non-judicial foreclosure sale is, in many states, not subject to a right of redemption.

In summary, whether or not a lender would pursue a judicial or a non-judicial foreclosure, and the extent and nature of other remedies available to a lender against a borrower in connection with a real property secured loan, will depend on the laws of the state in which the real property is located. If a borrower were to default under a Mortgage Loan, the Lender, as the loan servicer, would evaluate the applicable laws and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located before commencing enforcement actions.

Other Mortgage Loan Enforcement Issues

Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted Mortgage Loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property. Where a Mortgage Loan is secured by hypothecated notes, the bankruptcy of a borrower under a hypothecated note can impair the value of the hypothecated note as security.

In some instances, a Mortgage Loan may not only be secured by real property security but also guaranteed by a third party guarantor. Limited Partners should be aware that, depending on local laws, a guarantor may have defenses that would impair the ability of the lender to enforce its guaranty. For example, in some states if a loan obligation is modified without the guarantor’s consent, the guarantor may be exonerated from part or all of its obligations under the guaranty. Other states may require that a lender first exhaust all of its remedies against the borrower and real property security and only then can seek any resulting deficiency from the guarantor. A guarantor may, under some local laws, be able to waive some of these defenses in advance provided that the waivers are sufficiently explicit.

Special Considerations for Junior Encumbrances

In addition to the general considerations concerning trust deeds and mortgages discussed above, there are certain additional considerations applicable to second and third deeds of trust or mortgages (“junior encumbrance”). By its very nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed or mortgage is permitted to bid in the amount of his credit at his foreclosure sale; junior lien-holders must bid cash at a first trust deed or mortgage foreclosure sale. Accordingly, a junior lien-holder would need to protect its security interest in the secured property by taking over all obligations of the trustor or mortgagor with respect to senior encumbrances and then keep such obligations current. As a long-term solution, a junior lien-holder would need to commence a foreclosure action and arrange either (a) to find a purchaser for the property at a purchase price which will recoup the junior lien-holder’s interest, or (b) to pay off the senior encumbrances and therefore assure that his/its encumbrance achieves first priority. Either of the alternatives described above will require the Partnership to make substantial cash expenditures to protect its interest.

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The standard form of deed of trust or mortgage used by most institutional lenders, like the one that will be used by the Lender, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust or mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust or mortgage before any such proceeds are applied to repay the junior lien-holder’s loan.

Laws Applicable to Note Servicers

We intend to employ the services of a third party servicer and this servicer will be subject to many laws. Their business is highly regulated. New regulations are constantly being discussed and enacted at both a federal and state level.

Some of the key federal and state laws affecting our business include:

Graham-Leach-Bliley Act. This act requires all businesses that have access to consumers’ personal identification information to implement a plan providing for security measures to protect that information. As part of this program, we provide applicants and borrowers with a copy of our privacy policy.

Recent or Pending Legislation and Regulatory Proposals. The recent credit crisis has led to an increased focus by federal, state and local legislators and regulatory authorities on entities engaged in the financial-services industry generally, principally banks, and on the mortgage industry specifically, principally with respect to residential lending to borrowers who intend to occupy the residence. A broad variety of legislative and regulatory proposals are continually being considered and such proposals cover mortgage loan products, loan terms and underwriting standards, risk management practices, foreclosure procedures and consumer protection, which could have a broader impact across the mortgage industry. These actions are intended to make it possible for qualified borrowers to obtain mortgage financing to purchase homes, refinance existing loans, avoid foreclosure on their homes, and to curb perceived lending abuses. It is too early to tell whether these legislative and regulatory initiatives, actions and proposals will achieve their intended effect or what impact they will have on our business and the mortgage industry generally.

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Proposed Amendments to the U.S. Bankruptcy Code. Since 2008, proposed legislation has been introduced before the U.S. Congress for the purpose of amending Chapter 13 in order to permit bankruptcy judges to modify certain terms in certain mortgages in bankruptcy proceedings, a practice commonly known as cramdown. Presently, Chapter 13 does not permit bankruptcy judges to modify mortgages of bankrupt borrowers. While the breadth and scope of the terms of the proposed amendments to Chapter 13 differ greatly, some commentators have suggested that such legislation could have the effect of increasing mortgage borrowing costs and thereby reducing the demand for mortgages throughout the industry. It is too early to tell when or if any of the proposed amendments to Chapter 13 may be enacted as proposed and what impact any such enacted amendments to Chapter 13 could have on the mortgage industry. Some local and state governmental authorities have taken, and others are contemplating taking, regulatory action to require increased loss mitigation outreach for borrowers, including the imposition of waiting periods prior to the filing of notices of default and the completion of foreclosure sales and, in some cases, moratoriums on foreclosures altogether.

Power of Attorney

By becoming a party to the Partnership Agreement, each Limited Partner will appoint the General Partner as his or her attorney-in-fact and empower and authorize the General Partner to make, execute, acknowledge, publish and file on behalf of the Limited Partner in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Partnership Agreement.

Milestones

We hope to reach the following milestones in the next 12 months:

☐	Spring 2017 – Complete our Form 1-A qualification statement.
☐	Summer or fall 2017 – Begin fundraising.
☐	Summer or fall 2017 – Reach minimum raise requirement of $100,000
☐	Summer or fall 2017 – Purchase first performing note.
☐	Fall 2017 – Complete purchase of 20-30 performing notes for the year.

The acquisition of performing notes will depend highly on our funds, the availability of those funds, and the availability of assets that meet or investment criteria.

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Competition

We face significant competition in all areas of its business. These areas include attracting and/or retaining investor funds, loans, real estate and the services of the real estate, financial and securities professionals to represent us. We will also face competition should we act to acquire other real estate entities.

Our competition for investor funds comes from other uninsured products, such as mutual funds provided by insurance companies and brokerage firms, in addition to, insured money market accounts and certificates of deposit provided by commercial banks.

Our competition for Mortgage Loans comes from commercial banks and other private lenders. Commercial banks have been reluctant to make commercial real estate loans in many markets, however, if their credit standards are eased or if they lower their interest rates to borrowers, it is possible that we may have difficulty originating loans the meet their standards.

Our competition for attracting and retaining real estate, financial and securities professionals to represent the Partnership comes from the entire business community. Our competition for the services of these professionals could increase should the economy begin expanding increasing the demand for the services provided by these types of professionals.

The Principals of the General Partner have significant experience in real estate and mortgage investment. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” The Partnership hopes this will distinguish us from the competition. Further, the Partnership believes that its business plan provides it with greater opportunities than other 1st lien investing companies.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Partnership, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

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Taxation of Undistributed Fund Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited partnerships, no federal income tax is paid by the Company as an entity. Each individual Limited Partner reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such Limited Partner during a taxable year. Each individual Limited Partner may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Limited Partner as it was for the Company. Since individual Limited Partners will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Partnership will provide the Limited Partners sufficient information from the Partnership's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Partnership's informational tax returns will be prepared by certified public accountants selected by the General Partner.

Unrelated Business Taxable Income

Interests may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 512(a)(1) of the Code. Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company. Although rental and capital gains income (which will constitute the primary sources of Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Fund profits or increase Fund liquidity, the General Partner may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio will constitute an investment in "debt-financed property" will be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The resulting tax, known as “UBIT” or “Unrelated Business Income Tax”, is imposed based on the income tax brackets that apply to trusts. Such brackets are high, and can quickly approach 40% (before taking state & local income taxes into account) on fairly small amounts of income (i.e. – net income over $12,400). The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The General Partner does anticipate that the Company may earn income, based on its acquisition of leveraged rental properties, that would be treated as UBTI and therefore subject to UBIT.

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The trustee of any trust that purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

SUMMARY OF PARTNERSHIP AGREEMENT

The Partnership Agreement, in the form attached hereto as Exhibit 2. is the governing instrument establishing the terms and conditions pursuant to which the Partnership will conduct business and the rights and obligations between and among the Limited Partners and the General Partner, as well as other important terms and provisions relating to investment in the Partnership. A prospective Limited Partner is expected to read and fully understand the Partnership Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Partnership Agreement and is qualified in its entirety by reference to the Partnership Agreement.

Profits and Losses

Losses for any fiscal year shall be allocated among the Partners in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Partner’s respective Percentage Interest in the Company. Profits will first be allocated pro rata to the Partners in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits.

Operating Cash Flow Distributions

Except as provided elsewhere in this Limited Partnership Agreement, Operating Cash Flow of the Partnership shall be distributed to the Partners monthly, so long as the General Partner determines it is available for distribution, in the following order:

First, to the Limited Partners, pro rata in accordance with their percentage interests in the Partnership (as defined in the Partnership Agreement - “Percentage Interest”), until all Limited Partners have received a cumulative, non-compounded preferred return of 7% per annum on their Capital Contributions.

Second, one hundred percent (100%) of the remaining Operating Cash Flow available for distributions to the General Partner.

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Voting Rights of the Partners

The Limited Partners will have no right to participate in the management of the Partnership and will have limited voting rights. Limited Partners shall have the right to vote only on the following matters:

Removal for Cause: The Limited Partners, by an affirmative vote of more than 75% of the Investor Interests entitled to vote, shall have the right to remove the General Partner at any time solely “for cause.” For purposes of this Limited Partnership Agreement, removal of the General Partner “for cause” shall mean removal due to the:

(i)	conviction or civil judgment for gross negligence or fraud of the General Partner,

(ii)	conviction or civil judgment for willful misconduct or willful breach of this Limited Partnership Agreement by the General Partner, or

(iii)	bankruptcy or insolvency of the General Partner.

If the General Partner or an Affiliate owns any Investor Interests, the General Partner or the Affiliate, as the case may be, shall not participate in any vote to remove the General Partner.

Vacancy of General Partner: Any vacancy caused by the removal of any General Partner shall be filled by the affirmative vote of the Limited Partners holding a majority of the Interests at a special meeting called for that purpose.

Dissolution of the Partnership: The Limited Partners holding 75% of the Interests can vote to dissolve the Partnership. However, the Partnership can be dissolved as a result of other actions that do not require the vote of the Limited Partners, as set forth in the Partnership Agreement.

Change to Limited Partner Distribution Structure: Any proposed change to the Limited Partner distribution structure will require approval by Limited Partners holding a Majority of Interest of the Partnership. A non-response by a Limited Partner shall be deemed a vote that is consistent with the General Partner’s recommendation with respect to any proposal.

Amendment of Partnership Agreement: The Partnership Agreement may be amended or modified from time to time only by a written instrument adopted by the General Partner and executed and agreed to by the Limited Partners holding a majority of the interests; provided, however, that: (i) an amendment or modification reducing a Limited Partner’s allocations or share of distributions (other than to reflect changes otherwise provided by the Partnership Agreement) is effective only with that Limited Partner’s consent; (ii) an amendment or modification reducing the required allocations or share of distributions or other measure for any consent or vote in the Partnership Agreement is effective only with the consent or vote specified in the Partnership Agreement prior to such amendment or modification; and (iii) an amendment that would modify the limited liability of a Limited Partner is effective only with that Limited Partner’s consent. The Partnership Agreement may be amended by the General Partners without the consent of the Partners: (i) to correct any errors or omissions, to cure any ambiguity or to cure any provision that may be inconsistent with any other provision hereof or with any subscription document; or (ii) to delete, add or modify any provision required to be so deleted, added or modified by the staff of the Securities Exchange Commission or similar official, when the deletion, addition or modification is for the benefit or protection of any of the General Partner and/or Limited Partners.

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Tax Matters Partner: For the purposes of receiving notice from the Internal Revenue Service on behalf of the Partnership, keeping each Partner informed of all administrative and judicial proceedings relating to tax matters at the Partnership level, and for all other relevant purposes concerning the Partnership’s tax matters, the General Partner is hereby designated the “Tax Matters Partner” of the Partnership with all of the rights, duties, powers and obligations provided for in Section 6221 of the Code.

If the General Partner shall fail or refuse to serve, the “tax matters partner” shall be a Limited Partner who is designated as such by the Limited Partners holding a majority of the Interests. There is no additional rights or returns for the tax matter partner other than those discussed under Section 6221 of the Code.

Restrictions on Removal of General Partner and its Managers

The General Partner may enter into joint venture relationships with various investment firms and venture funds to obtain co-investment equity on real estate acquisitions for the Partnership. These joint venture relationships typically contain clauses that restrict or prohibit the removal of key executives without the approval of the joint venture partner. An affirmative vote to remove the General Partner or Managers for Cause by Limited Partners holding 75% of the Partnership Interests may conflict with co-investments, joint venture and participation management language required by said investment firms and venture funds.

Consent of Limited Partners

In any circumstances requiring the approval or consent of the Limited Partners as specified in the Limited Partnership Agreement, such approval or consent shall, except as expressly provided to the contrary in the Limited Partnership Agreement, be given or withheld in the sole and absolute discretion of the Limited Partners and conveyed in writing to the General Partner not later than 20 days after such approval or consent was requested by the General Partner. The General Partner may require a response within a shorter time, but not less than 5 Business Days. A failure to respond in any such time period shall constitute a vote that is consistent with the General Partner’s recommendation with respect to the proposal. If the General Partner receives the necessary approval or consent of the Limited Partners to such action, the General Partner shall be authorized and empowered to implement such action without further authorization by the Limited Partners.

Death, Disability, Incompetency or Bankruptcy of a Limited Partner

In the event of the death, disability, incapacity or adjudicated incompetency of a Limited Partner or if a Limited Partner becomes bankrupt, his, her or its rights as a Limited Partner to share in the Partnership’s distributions and allocations and to assign his, her or its interest or cause the substitution of a substituted Limited Partner will transfer to his, her or its personal representative, administrator, guardian. conservator, trustee in bankruptcy or other legal representative (“Successor”). In the event Interests are held in joint tenancy, such Interests will pass to the surviving joint tenant. The Successor will be liable for all the obligations as a Limited Partner and may become a substitute Limited Partner with respect to the Interests.

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Limits on General Partner’s Liability; Indemnification

The Partnership does agree to protect, defend, indemnify and hold the General Partner, its officers, directors, shareholders and authorized agents, and any Person serving at the request of the Partnership as a manager, managing member, employee or agent of any other entity (each a “Indemnified Party”), harmless from and against any liability, cost, loss, expense (including, without limitation, attorney’s fees) or damage (or collectively, "Losses") suffered by such Indemnified Party by reason of anything that they, or any of them, may do or refrain from doing hereafter for and on behalf of the Partnership or otherwise in their designated capacities, and in furtherance of the interests of the Partnership. Moreover, the General Partner shall not be liable to the Partnership or the Limited Partners because any taxing authorities disallow or adjust any deductions or credits in the Partnership’s income tax returns.

The General Partner shall indemnify and hold harmless the Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the General Partner’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties.

The Partnership shall pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses incurred by any Indemnified Party who was, is or is threatened to be, made a named defendant or respondent in such a proceeding after the Partnership receives a written affirmation by such Indemnified Party of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification as set forth herein, and a written undertaking by such Indemnified Party to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements.

The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the Person did not meet the requirements set forth herein. A Person shall be deemed to have been found liable in respect of any claim, issue or matter only after the Person shall have been finally so adjudged by a court of competent jurisdiction and no opportunity for appeal then exists. The protection and indemnification provided by the Partnership Agreement shall not be deemed exclusive of any other rights to which such Person may be entitled, under any agreement, insurance policy or vote of the Partners, or otherwise.

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Other Activities of General Partner: Affiliates

The General Partner need not devote its full time to the Partnership’s business, but shall devote such time as the General Partner in its discretion, deems necessary to manage the Partnership’s affairs in an efficient manner. Subject to the other express provisions of the Partnership Agreement, the General Partner, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Partnership, with no obligation to offer to the Partnership or any Limited Partner the right to participate therein, The Partnership may transact business with any General Partner, Limited Partner, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Partnership could obtain from unrelated third parties.

Transfers of Interests

A Limited Partner may assign, his, her or its Interests only if only if certain conditions set forth in the Partnership Agreement are satisfied. Except as otherwise consented to by the General Partner, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Partnership Agreement. In addition, the Partnership must receive written evidence of the assignment in a form approved by the General Partner and the General Partner must have consented in writing to the assignment. The General Partner may withhold this consent in its sole and absolute discretion. Prior to the General Partner’s consenting to any assignment, the Limited Partner must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Partnership in connection with the assignment, including, but not limited to payment of a transfer fee in the amount of $1,500.00 to the Partnership, which fee shall be non-refundable, regardless of whether the transfer is subsequently approved.

Withdrawal, Redemption Policy and Other Events of Dissociation

No Limited Partner may withdraw within the first 6 months a Limited Partner's admission to the Partnership. Thereafter, the Partnership will use its best efforts to honor requests for a return of capital subject to, among other things, the Partnership’s then available cash flow, financial condition, and approval by the General Partner. The maximum aggregate amount of capital that the Partnership will return to the Limited Partners each calendar quarter is limited to 10% of the total outstanding capital of the Partnership as of December 31 of the prior year. Notwithstanding the foregoing, the General Partner may, in its sole discretion, waive such withdrawal requirements if a Limited Partner is experiencing undue hardship.

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Limited Partners may submit a written request for withdrawal as a Limited Partner of the Partnership and may receive a 97% return of capital provided that the following conditions have been met: (a) the Limited Partner has been a Limited Partner of the Partnership for a period of at least six (6) months; and (b) the Limited Partner provides the Partnership with a written request for a return of capital at least ninety (90) days prior to such withdrawal (“Withdrawal Request”).

Limited Partners may submit a request for withdrawal as a Limited Partner of the Partnership and may receive a 98% return of capital provided that the following conditions have been met: (a) the Limited Partner has been a Limited Partner of the Partnership for a period of at least twelve (12) months; and (b) the Limited Partner provides the Partnership with a Withdrawal Request at least ninety (90) days prior to such requested withdrawal.

Limited Partners may submit a request for withdrawal as a Limited Partner of the Partnership and may receive a 100% return of capital provided that the following conditions have been met: (a) the Limited Partner has been a Limited Partner of the Partnership for a period of at least twenty-four (24) months; and (b) the Limited Partner provides the Partnership with a Withdrawal Request at least ninety (90) days prior to such requested withdrawal.

The Partnership will not establish a reserve from which to fund withdrawals of Limited Partners’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Partnership expenses have been paid (including compensation to the General Partner, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Partnership operating costs and other expenses and advances to protect and preserve the Partnership’s investments in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Limited Partners. Please note that no Withdrawal Requests will be honored while Preferred Returns payable to the Limited Partners as discussed herein are in arrears.

If at any time the Partnership does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Limited Partners that have outstanding withdrawal requests, the Partnership is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Limited Partners. In such circumstances, the Partnership is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Limited Partners pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

Notwithstanding the foregoing, the General Partner reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Limited Partners or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Limited Partners. The General Partner also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the General Partner determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations. Additionally, the General Partner has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Partnership capital accounts of all Limited Partners that were outstanding at the beginning of such calendar year.

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The General Partner, in its sole discretion, has the right to decline a subscription to the Partnership. Additionally, the General Partner may elect to terminate any subscription to the Partnership, at any time, for any reason, in its sole discretion. Such subscription termination shall be effective immediately upon written notification from the General Partner to the Limited Partner and upon return the Limited Partner’s capital account. Written notification of subscription termination shall be provided by certified mail and considered received 5 days after postmark, or may be delivered by email and considered received by Limited Partner’s acknowledgement of receipt by return email.

Exit Strategies

The General Partner does not have an exit strategy currently as it intends to operate the Partnership in perpetuity. Limited Partners should view investing in the Partnership as a long term investment with the ability to withdraw only within the policies outlined above in “Withdrawal, Redemption Policy and Other Events of Dissociation.”

Dissolution of the Partnership, Liquidation and Distribution of Assets

The Partnership shall be dissolved upon the first to occur of the following events: (i) the happening of any event that makes it unlawful, impossible or impractical to carry on the business of the Partnership, (ii) the vote of the Limited Partners holding an aggregate Percentage Interest of more than 75%, (iii) the General Partner ceases to be a general partner of the Partnership and a Majority of Interest of the Limited Partners elect not to continue the business of the Partnership, or (iv) the General Partner elects to dissolve the Partnership, in its sole discretion.

Power of Attorney

By becoming a party to the Partnership Agreement, each Limited Partner will appoint the General Partner as his or her attorney-in-fact and empower and authorize the General Partner to make, execute, acknowledge, publish and file on behalf of the Limited Partner in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Partnership Agreement.

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Accounting Records and Reports

Within ninety (90) days after the close of each fiscal year, the General Partner shall cause to be prepared, at the expense of the Partnership, financial statements by the Partnership accountants, which shall be audited by an independent certified public accountant, as selected by the General Partner in its sole discretion. Such financial statements shall include a balance sheet of the Partnership as of the last day of such fiscal year, an income or loss statement of the Partnership for such fiscal year, a statement of each Partner’s Capital Account as of the last day of such fiscal year, and all other information customarily shown on financial statements. Further, the General Partner, at the expense of the Partnership, shall cause to be prepared all required federal and state partnership tax returns, including information returns reflecting each Partner’s distributive Share of tax items. As soon as practicable after the end of each semi-annual period, but in no event later than forty-five (45) days following the end of each such semi-annual period, the General Partner shall prepare and make available on its secure website to each Limited Partner (i) the Partnership’s financial statements as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of the assets of the Partnership, including the cost of all assets, and (iii) a report reviewing the Partnership’s activities and business strategies for such semi-annual period and an update of such Limited Partner’s Capital Account.

On an annual basis to be determined in the discretion of the General Partner, the General Partner shall make available to the Limited Partners on its secure website with a valuation of all Mortgage Loans and Properties held by the Partnership prepared either by an independent, third-party valuation firm to be hired at the sole discretion of the General Partner or another methodology as deemed appropriate by the General Partner.

Access to Books and Records. During the Company’s normal business hours and with prior written notice of at least five (5) business days, Limited Partners and their designated representatives shall have access to all books and records of the Company. An alphabetical list of the names and addresses of all Limited Partners, together with the number of Interests held by each Limited Partner, shall be maintained as a part of the books and records of the Company. The Company shall make the list available upon the written request of any Limited Partner or such Limited Partner’s representative stating a legitimate business purpose relating to the Limited Partner’s Interest in the Company, including, without limitation, matters relating to the Limited Partners’ voting rights under federal proxy law, if any. The General Partner may retain legal counsel, at the expensive of the Partnership, to verify the legitimate business purpose stated by the requesting Limited Partner. Limited Partners will not be provided a list of all Limited Partners without a verified legitimate business purpose. Upon completion of satisfactorily determining legitimate business purpose, a copy of the Limited Partner list shall be deposited in the mail, addressed to such requesting Limited Partner, within fifteen (15) business days following the Company’s receipt of such Limited Partner’s request. The Company may charge a reasonable fee for a copy of such list. Notwithstanding that above, the General Partner will maintain the confidentiality of Partners to the extent allowed under Florida law and will not breach the confidentiality of Partners without first verifying the legitimate business purpose of a requesting Limited Partner .

The General Partner may require the Limited Partner requesting the list to represent to the Company and the other Limited Partners that the list is not requested for any improper purposes and that such requesting Limited Partner will be bound to maintain the confidentiality of the Limited Partners’ contact information to the extent requested by the Limited Partners.

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LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

If the maximum amount of Limited Partnership Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Limited Partnership Interests outstanding.

If the minimum amount of Limited Partnership Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Limited Partnership Interests outstanding.

The General Partner believes that if the maximum amount of the Limited Partnership Interests the price per Unit value will be $1,000 per Unit for a total of $50,000,000.

The General Partner believes that if the minimum amount of the Limited Partnership Interests the price per Unit value will be $1,000 per Unit for a total of $100,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Name of Beneficial Owner	General Partnership Interests	Percent Before Offering	Percent After Offering

Preferred Income Manager, LLC	100%	100%	100%
TOTAL	100%	100%	100%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

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DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the General Partner of the Partnership are as follows:

Name	Age	Title

John Parrett	65	Preferred Income Manager

Duties, Responsibilities and Experience

The following individuals are the decision makers of Preferred Income Manager, LLC which is the General Partner of the Partnership. All business and affairs of the Partnership shall be managed by the General Partner. The General Partner shall direct, manage, and control the Partnership to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the General Partner shall deem to be reasonably required to accomplish the business and objectives of the Partnership. The rights and duties of the General Partner is described in the Partnership Agreement.

The principals of the General Partner are as follows:

John Parrett, is the sole Managing Member of our General Partner. Mr. Parrett has over 40 years of real estate investment industry experience. He graduated from Purdue University with a degree in Building Construction. Mr. Parrett has been licensed as a Class A General Contractor, Real Estate Broker, and Mortgage Lender for over 20 years. He has also held Contractor’s licenses for heating and air conditioning, plumbing, solar, weatherization, and asbestos abatement. Mr. Parrett founded and served as President of a national chain of real estate brokerage offices providing services to real estate investors. He also founded and operated a national mortgage bank, specializing in providing capital to real estate investors. Additionally, he has been involved with or provided services for the development of a substantial number of residential investment projects as well as participated in major commercial real estate developments. Mr. Parrett has owned and managed a substantial portfolio of rental properties. His current focus is serving as the Founder and CEO of BridgeWell Capital, one of the leading lenders for residential real estate investors nationally.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of General Partner:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
John Parrett, Manager of Preferred Income Manager, LLC, General Partner	2016	$0	$0	$0	100% of the General Partner

For organizing the Partnership, business plan development, putting together this Offering, initial capitalization, and other related services, the General Partner of our Partnership has been awarded 100% of the Management Interests in our Partnership. The General Partner shall have all the rights expressly provided in the Partnership Agreement. The General Partner alone shall have the sole and exclusive power and authority to manage all facets of the business of the Partnership. Further, the General Partner has a right to 100% of the remaining Operating Cash Flow after the Limited Partners have received their promised Preferred Return of seven (7%) percent. “Operating Cash Flow” means Cash Flow from operation of Partnership Assets, and does not include any Cash Flow from Capital Transactions. “Cash Flow” means the cash proceeds realized by the Partnership plus cash interest payments received with respect to such proceeds, decreased by the sum of: (i) the amount of such proceeds applied by the Partnership to pay debts and liabilities of the Partnership; and (ii) any reserve established by the General Partner for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide the funds thereof. “Cash Flow from Capital Transactions” means Cash Flow from sale or prepayment of Partnership Assets. Since the Company intends to hold most assets until maturity, it is expected that Cash Flow from Capital Transactions will not occur regularly. This Cash Flow will pay down the Capital Account Balances of Limited Partners or reinvested to purchase new Partnership Assets.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our General Partner have agreed to provide services to us without compensation until such time that we have sufficient earnings from our revenue. The General Partner has received the Limited Partnership Interests in exchange for cash.

Transfer Agent

We may enlist the services of a transfer agent in the future. However, at this time, a transfer agent has not been identified.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Partnership utilizes office space provided at no cost from our Lender. Office services are provided without charge by the Partnership’s General Partner. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Management Interests to our General Partner. The General Partner shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee

Asset Management Fee – fee paid monthly as funds are invested into assets.	Fees charged to the Partnership for management of its investments	1% of the total amount the Partnership invests. The total amount of fees that the General Partner may receive cannot be determined at this time.

Partnership Management Fee – payable upon a distribution to all Members.	Fees charged to the Partnership for management of the Partnership	Profit sharing of 100% of the Operating Cash Flow that is available after the Limited Partners have received their stated Preferred Return.

Loan Servicing Fee	Fees charged for the servicing of the Loans and collection of payments.

Compensation to the Company’s servicer (“Servicer”) (which may be a related party to the Manager) shall be up to 3% annually of the loan amount of performing loans being serviced. Servicer’s compensation shall be paid on a monthly basis. Servicer shall only be compensated from payments received from Mortgagor.

Unpaid Management Fees will accrue as an account payable to the Manager. Manager may elect to pay accrued Management Fees to the Manager at any time, at the sole discretion of the Manager. “Operating Cash Flow” means Cash Flow from operation of Partnership Assets, and does not include any Cash Flow from Capital Transactions. “Cash Flow from Capital Transactions” means Cash Flow from sale or prepayment of Partnership Assets. Since the Company intends to hold most assets until maturity, it is expected that Cash Flow from Capital Transactions will not occur regularly. This Cash Flow will pay down the Capital Account Balances of Limited Partners or reinvested to purchase new Partnership Assets.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Partnership will engage a 3rd party servicer, the Lender to service our mortgage loans at a cost not to exceed 3% annually of the face value of the mortgages serviced. See Loan Servicing Agreement for more information. We may also hire property managers to manage real estate owned by the Partnership. Generally, property management costs will be a percentage of gross revenues not to exceed 10%.

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PRIOR PERFORMANCE

The General Partner and its affiliates have participated in four similar programs in the past ten years.

	Income Fund	Preferred Income Fund	Warehouse Fund	Mortgage Fund
Dollar Amount Offered	$5,000,000	$5,000,000	$5,000,000	$20,000,000
Dollar Amount Raised	$269,910	$2,587,073	$2,511,943	$7,257,923
*Less Offering Expenses	$8,075	$0	$0	$0
Reserves	$0	$0	$0	$0
Percent available for investment	100.0%	100.0%	100.0%	100.0%
**Acquisition Costs	$0	$0	$0	$0
Percent Leverage:
- December 31, 2014	0.0%	0.0%	0.0%	0.0%
- December 31, 2015	0.0%	0.0%	0.0%	0.0%
- December 31, 2016	0.0%	7.5%	0.0%	7%
- April 30,2017	0.0%	0.0%	29.2%	0.0%
Date Offering Began	4/29/2011	2/13/2014	7/1/2014	11/6/2015
Length of Offering	1 year	1 year	1 year	2 years
Months to Invest 90% of amount available	2 Months	2 Months	4 Months	3 Months

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Compensation to Sponsor
Program I
		Preferred	Warehouse	Mortgage
Type of Compensation	Income Fund	Income Fund	Fund	Fund
Date Offering Commenced	4/29/2011	2/13/2014	7/1/2014	11/6/2015
Dollar Amount Raised	$269,910	$2,587,073	$2,511,943	$7,257,923
*Amount paid to sponsor from proceeds of Offering:	$0	$0	$0	$0
**Organizational Fees and Expenses	$0	$0	$0	$0
Dollar Amount Generated from Operations before Deducting Payments to Sponsor:	$42,389	$818,582	$913,553	$651,651
Amount paid to sponsor from operations:	$0	$0	$0	$20,000
-Asset Management Fees	$0	$0	$0	$0
-Due Diligence Expense	$0	$0	$0	$0
-Organizational Fees and Expenses (1)	$0	$0	$0	$5,000

______________

(1) Includes reimbursements

BridgeWell Income Fund I LLC

Footnote Comments on Financial Data: BridgeWell Income Fund I LLC:

Line 6: Amount paid to Sponsor from proceeds of offering

The Sponsor received zero proceeds from the offering.

Line 7: Organizational fees and expenses

The fund did not incur organizational fees or expenses. The Sponsor paid organizational fees and expenses out of pocket.

Line 11: Due diligence expense

The due diligence expenses were incurred by Lender (BridgeWell Capital). Lender originated investment notes were purchased by the fund at par with no transaction or due diligence expenses.

Line 12: Organizational fees and expenses (includes reimbursements)

The fund did not incur organizational fees or expenses. The Sponsor paid organizational fees and expenses out of pocket without reimbursement from the fund.

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BridgeWell Preferred Income Fund 1 LLC

Footnote Comments on Financial Data: BridgeWell Preferred Income Fund 1 LLC:

Line 6: Amount paid to Sponsor from proceeds of offering

The Sponsor received zero proceeds from the offering.

Line 7: Organizational fees and expenses

The fund did not incur organizational fees or expenses. The Sponsor paid organizational fees and expenses out of pocket.

Line 11: Due diligence expense

The due diligence expenses were incurred by Lender (BridgeWell Capital). Lender originated investment notes were purchased by the fund at par with no transaction or due diligence expenses.

Line 12: Organizational fees and expenses (includes reimbursements) The fund did not incur organizational fees or expenses. The Sponsor paid organizational fees and expenses out of pocket without reimbursement from the fund.

BridgeWell Warehouse Fund LLC

Footnote Comments on Financial Data: BridgeWell Warehouse Fund LLC:

Line 6: Amount paid to Sponsor from proceeds of offering

The Sponsor received zero proceeds from the offering.

Line 7: Organizational fees and expenses

The fund did not incur organizational fees or expenses. The Sponsor paid organizational fees and expenses out of pocket.

Line 11: Due diligence expense

The due diligence expenses were incurred by Lender (BridgeWell Capital). Lender originated investment notes were purchased by the fund at par with no transaction or due diligence expenses.

Line 12: Organizational fees and expenses (includes reimbursements)

The fund did not incur organizational fees or expenses. The Sponsor paid organizational fees and expenses out of pocket without reimbursement from the fund.

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BridgeWell Mortgage Fund LLC

Footnote Comments on Financial Data: BridgeWell Mortgage Fund LLC:

Line 6: Amount paid to Sponsor from proceeds of offering

The Sponsor received zero proceeds from the offering.

Line 7: Organizational fees and expenses

The fund did not incur organizational fees or expenses. The Sponsor paid organizational fees and expenses out of pocket.

Line 11: Due diligence expense

The due diligence expenses were incurred by Lender (BridgeWell Capital). Lender originated investment notes were purchased by the fund at par with no transaction or due diligence expenses.

Line 12: Organizational fees and expenses (includes reimbursements)

The fund did not incur organizational fees or expenses. The Sponsor paid organizational fees and expenses out of pocket without reimbursement from the fund.

OPERATING RESULTS	Income Fund				Preferred Income Fund
Program I	2014	2015	2016	2017 YTD April	2014	2015	2016	2017 YTD April
Income from Operations	$26,527	$15,862	$0	$0	$95,889	$298,799	$322,282	$101,612
Phantom Income	$0	$0	$0	$0	$0	$0	$0	$0
Unrealized Gain	$0	$0	$0	$0	$0	$0	$0	$0
Expenses related to Operations	$5,043	$6,956	$0	$0	$5,943	$70,135	$68,838	$28,515
Management Fees	$0	$0	$0	$0	$0	$0	$0	$0
Net Income	$21,484	$8,907	$0	$0	$89,946	$228,664	$253,444	$73,097
Amount of Raised	$269,910	$0	$0	$0	$2,458,233	$2,611,485	$2,510,277	$2,382,197
Sponsor Fees	$0	$0	$0	$0	$0	$0	$0	$0
*Debt Financing	$0	$0	$0	$0	$0	$0	$189,000	$0
Invested Capital	$269,167	$0	$0	$0	$2,397,373	$1,130,414	$2,151,108	$1,947,950
Cash Reserves/Working Capital	$743	$0	$0	$0	$60,860	$1,481,071	$548,169	$434,247

	Footnote Comments on Financial Data: Line 7: Management fees No management fees were charged to the fund.				Footnote Comments on Financial Data: Line 7: Management fees No management fees were charged to the fund.

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OPERATING RESULTS	Warehouse Fund				Mortgage Fund
Program I	2014	2015	2016	2017 YTD April	2014	2015	2016	2017 YTD April
Income from Operations	$101,336	$322,460	$369,196	$120,561	$0	$4,745	$394,494	$252,412
Phantom Income	$0	$0	$0	$0	$0	$0	$0	$0
Unrealized Gain	$0	$0	$0	$0	$0	$0	$0	$0
Expenses related to Operations	$0	$43,428	$58,924	$23,320	$0	$781	$68,112	$63,308
Management Fees	$0	$0	$0	$0	$0	$0	$0	$0
Net Income	$101,336	$279,032	$310,272	$97,241	$0	$3,964	$326,382	$189,104
Amount of Raised	$2,512,943	$2,572,184	$2,638,281	$2,661,972	$0	$995,995	$5,549,659	$6,565,453
Sponsor Fees	$0	$0	$0	$0	$0	$0	$0	$0
*Debt Financing	$0	$0	$0	$777,749	$0	$0	$363,440	$0
Invested Capital	$2,094,316	$2,184,453	$2,004,167	$2,581,281	$0	$854,242	$5,715,602	$6,163,665
Cash Reserves/Working Capital	$418,627	$387,731	$634,114	$858,440	$0	$141,753	$197,497	$401,788

	Footnote Comments on Financial Data: Line 7: Management fees No management fees were charged to the fund.				Footnote Comments on Financial Data: Line 7: Management fees No management fees were charged to the fund.

Bridgewell Income Fund I, LLC

Overview:

The Fund opened for investment capital on 04/29/2011. This fund closed on 12/30/2015; with all investors receiving full principal and preferred earnings return as presented in the Private Placement Memorandum. Preferred earnings return for the investors equaled 10% APR over the life of the fund. The business plan of the fund was to buy, hold, and sell commercial bridge loans secured by mortgages on real estate property. The average loan to value (LTV) on the fund’s investment portfolio over the complete inventory of notes held was below 75% LTV. The average loan amount was $88,932. The average loan term of the notes purchased was less than 3 years. All of the notes purchased by the fund were originated and serviced by BridgeWell Capital LLC, licensed lender.

Adverse Comments:

The Fund’s lifetime loan losses were less than 1% of the face value of the notes purchased by the fund. These nominal losses were incurred as a result of uncollected interest from non-performing notes and recovery and liquidation costs of repossessed real estate. While the fund performed sufficiently to return full investment capital and preferred earnings to all investors, it would have benefited from an institutional warehouse credit line to better enable all of the fund’s investment capital to be fully deployed into mortgage notes at all times.

Footnote Comments on Financial Data: BridgeWell Income Fund I LLC:

Line 5: Less Offering expenses

The offering expenses were paid to the G.A. Repple Company, a Broker Dealer as investor placement fees.

Line 6: Reserves

The fund did not hold a reserve account.

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BridgeWell Income Fund I, LLC
Balance Sheet
December 31, 2015 (unaudited)

ASSETS
Current Assets
Cash	$44,349

TOTAL ASSETS	$44,349

LIABILITIES & EQUITY
Liabilities
Accounts Payable	$425
Due to Bridgewell Capital, LLC	$43,924

TOTAL LIABILITIES	$44,349

Equity
Member Equity - CLASS A	$-
Member Equity - CLASS B	$-

TOTAL LIABILITY AND MEMBER EQUITY	$44,349

94

BridgeWell Income Fund I, LLC
Statement of Income and Expense And Member Equity
For the Year Ended December 31, 2015 (unaudited)

Ordinary Income/Expense

Revenues:
Interest Income	$15,862
Funding Fees	$36,535	$52,397

Expenses:
Interest Expense	$23,358
Sales Commission	$212
Placement Agent Fees	$5,950
Insurance	$793	$30,313
		$22,084
Net Income

Member Equity, January 1, 2015		$274,826
Issuance of Units		$22,084
Redemption of Units		$(296,910)

Member Equity, December 31, 2015		$-

95

BridgeWell Income Fund I, LLC
Statement of Cash Flows
For the Year Ended December 31, 2015 (unaudited)

Cash Flows from Operating Activities
Net Income	$22,084

Operating Activity Adjustments:
Change in Current Assets and Liabilities:	$233,472
Secured Loans Receivable from Borrowers	$12,583
Prepaid Expenses	$425
Accounts Payable	$42,415	$310,977
Due to Bridgewell Capital LLC

Cash Flows from Investing Activities
Start Up and Organizational Costs	$29,539	$29,539

Cash Flows from Financing Activities
Redemption of Limited Liability
Member Equity - Class A	$(269,910)
Member Equity - Class B	$(27,000)	$(296,910)

Net Increase in Cash		$43,606

Cash, January 1, 2015		$743
Cash, December 31, 2015		$44,349

96

BridgeWell Income Fund I, LLC
Statement of Member Equity
For the Year Ended December 31, 2015 (unaudited)

	$1,000 Par Class A Preferred Interests		$1,000 Par Class B Preferred Interests		$1,000 Par Total Member Equity
	Units	Amount	Units	Amount	Units	Amount
January 1, 2015	269.91	$269,910	4.916	$4,916	274.826	$274,826
Issuance of Units	0	$-	22.084	$22,084	22.084	$22,084
Redemption of Units	-269.91	$(269,910)	-27	$(27,000)	-296.91	$296,910
December 31, 2015	$-	$-	$-	$-	$-	$-

97

Table IV
Program Name	BridgeWell Income Fund I

Dollar Amount Raised	$269,910

Number of Loans Purchased	86

Date of Closing of Offering	4/28/2012

Date of First Sale of Note	8/31/2011

Date of Final Sale of Note	12/29/2015

Tax and Distribution Data Per $1,000 Investment by Year		Year-End December 31
		2010	2011	2012	2013	2014	2015
Federal Income Tax Results:
Ordinary Income		0	11	22.4	16	21	23.1

Capital Gain (Loss)		0	0	0	0	0	0

Deferred Gain		0	0	0	0	0	0

Capital		71.7	258.3	262.1	264.6	269.9	0

Ordinary		0	0	0	0	0	0

Cash Distributions to Investors		0.0	11.0	74.6	16.0	21.1	293.1

Source of Cash Distributions (on GAAP basis)
Investment Income		0	0	0	0	0	0
Return of Capital		0	0	52.3	0	0	269.9
Sales		0	0	0	0	0	0
Refinancing		0	0	0	0	0	0
Operations		0	11.0	22.4	16.0	21.1	23.1
Other Receivable on Net Purchase Money Financings		0	0	0	0	0	0

BridgeWell Preferred Income 1 LLC

Overview:

The Fund opened for investment capital on 02/13/2015 and has a maximum life of 5 years plus a wind down period of up to 2 years. The business plan of the fund is to buy, hold, and sell commercial bridge loans secured by mortgages on real estate property. The average loan to value (LTV) on the fund’s investment portfolio over the complete inventory of notes held by the fund was below 75%. The average loan amount was $123,769. The average loan term of the notes purchased is less than 3 years. All of the notes purchased by the fund were originated and serviced by BridgeWell Capital, licensed lender.

The members were paid the following distributions:

2014	2015	2016
$90,420	$231,380	$234,617

Adverse Comments:

The Fund’s lifetime loan losses were less than 1% of the funds investment capital. These nominal losses were incurred as a result of uncollected interest from non-performing notes and recovery and liquidation costs of repossessed real estate.

Footnote Comments on Financial Data: BridgeWell Preferred Income Fund 1 LLC:

Line 5: Less Offering expenses

There is no offering expenses incurred by the fund.

Line 6: Reserves

The fund does not hold a reserve account.

98

BridgeWell Warehouse Fund LLC

Overview:

This fund is designed to function as a short-term warehouse and clearinghouse for Lender loan originations in addition to holding REO properties, and other investment property holdings. The fund’s warehoused loans are expected to have an average owned asset life of less than 90 days. The fund opened for investment capital on 07/01/2014 and has a maximum life of 5 years plus a wind down period of up to 2 years. The average loan to value (LTV) on the fund’s investment portfolio over the complete inventory of notes held by the fund was below 75%. The average loan amount was $128,275. The average loan term of the notes purchased was less than 3 years. All of the notes purchased by the fund were originated and serviced by BridgeWell Capital, licensed lender.

The members were paid the following distributions:

2014	2015	2016
$101,997	$279,241	$286,097

Adverse Comments:

The fund has incurred losses as a result of uncollected interest from non-performing notes and recovery and liquidation costs of repossessed real estate. The fund was designed to operate in conjunction with an institutional warehouse credit line. This credit facility would help to ensure all of the fund’s investment capital remained fully deployed into mortgage notes. This has not occurred to date, however an institutional warehouse line is expected to be operational by 12/31/17, which will improve the efficiency and profitability of the fund.

Footnote Comments on Financial Data: BridgeWell Warehouse Fund LLC:

Line 5: Less Offering expenses

No offering expenses were incurred by the fund .

Line 6: Reserves

The fund does not hold a reserve account.

Bridgewell Preferred Income 1 LLC

Overview:

The Fund opened for investment capital on 11/06/2015 with an initial amount of $10 million offered over a one year period. The amount offered was raised to $20million and the subscription period extended by one year at the end of the original offering period. The fund has a maximum life of 5 years plus a wind down period of up to 2 years. The business plan of the fund is to buy, hold, and sell commercial bridge loans secured by mortgages on real estate property. The average loan to value (LTV) on the fund’s investment portfolio over the complete inventory of notes held by the fund was below 75%. The average loan amount was $143,016. The average loan term of the notes purchased was less than 3 years. All of the notes purchased by the fund were originated and serviced by BridgeWell Capital, licensed lender.

The members were paid the following distributions:

2014	2015	2016
NA	$3,964	$286,730

Adverse Comments:

The Fund’s lifetime loan losses were less than 1% of the funds investment capital. These nominal losses were incurred as a result of uncollected interest from non-performing notes and recovery and liquidation costs of repossessed real estate.

Footnote Comments on Financial Data: BridgeWell Mortgage Fund LLC: Line 5:

Less Offering expenses

No offering expenses were incurred by the fund .

Line 6: Reserves

The fund does not hold a reserve account.

99

LIMITATIONS OF LIABILITY

As permitted by Florida law, our amended and restated Certificate of Organization and Operating Agreement contain provisions that limit or eliminate the personal liability of our General Partner for breaches of duty to the LLC to the fullest extent permitted under Florida law. Florida law provides that management of a limited liability company will not be personally liable for monetary damages for breaches of their fiduciary duties as General Partner, except liability for:

○	any breach of the General Partner’s duty of loyalty to our Limited Partners;

○	any act or omission not in good faith, believed to be contrary to the interests of the Partnership or its Limited Partners, involving reckless disregard for the General Partner’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

○	any unlawful payments related to distributions, Unit repurchases, redemptions, loans, guarantees or other distributions; or

○	any transaction from which the General Partner derived an improper personal benefit.

100

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Florida law, our amended and restated Certificate of Organization and Operating Agreement also provide that:

○	we will indemnify our General Partner, its officers, and employees to the fullest extent permitted by law;

○	we will indemnify our other employees and other agents to the same extent that we indemnify our General Partner; and

○	we will advance expenses to our General Partner, its officers, and employees in connection with a legal proceeding.

The indemnification provisions contained in our amended and restated Certificate of Organization and Operating Agreement are not exclusive.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Limited Partnership Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Spiegel Accountancy Corp. to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Geraci LLP is providing legal services relating to this amended Form 1-A.

101

FINANCIAL STATEMENTS

BRIDGEWELL PREFERRED INCOME LP

102

BRIDGEWELL PREFERRED INCOME LP

BALANCE SHEET (UNAUDITED)

As of September 30, 2019

September 30,
2019
ASSETS
Current Assets:
Cash and cash equivalents	$1,361,888
Other Current Assets:
Accrued Interest	84,401
Advances	1,025
Secured Loans	11,797,478
Due from Related Parties	—
Total Other Current Assets	11,882,904
Total Current Assets	13,244,792
Other Assets:
Real Estate Investments	1,401,445
Start-up Costs	—
Deferred Management Fees	24,928
Deposits & Retainers	—
Total Other Assets	1,426,373
TOTAL ASSETS	$14,671,165

LIABILTIES & MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Accounts Payable	$1,700
Due to Related Party	169,888
Lines of Credit Advances	1,580,602
Total Current Liabilities	1,752,190

Long-Term Liabilities:
Related Party Payable	—
Total Liabilities	1,752,190

Members' Equity	12,918,975

TOTAL LIABILTIES & MEMBERS' EQUITY	$14,671,165

F-1

BRIDGEWELL PREFERRED INCOME LP

STATEMENT OF OPERATIONS (UNAUDITED)

For the nine-month period ended September 30, 2019

2019
Revenues:
Note Interest	$807,032
Bank Interest	341
Total Revenues	807,373
Operating Expenses:
Servicing Fees	—
Management Fees	—
Warehouse Funding Fees	10,270
Warehouse Credit Line Interest	63,352
Total Operating Expenses	73,622
General & Administrative Expenses	91,881
Total Expenses	165,503
Other Income	5,654
Net Income	$647,524

F-2

BRIDGEWELL PREFERRED INCOME LP

STATEMENT OF CASH FLOWS (UNAUDITED)

For the nine-month period ended September 30, 2019

2019
Cash Flows from Operating Activities
Net Income	$647,524
Adjustments to reconcile net income to
net cash used in operating activities:
Changes in operating assets & liabilities:
(Increase)/Decrease in Account Receivable	—
(Increase)/Decrease in Accrued Interest	(28,980)
(Increase)/Decrease in LOC Advances	1,188,089
(Increase)/Decrease in Secured Mortgage Loans	(4,282,609)
(Increase)/Decrease in Servicing Advances	(1,025)
(Increase)/Decrease in Property Investments	—
Increase/(Decrease) in Accounts Payable	1,700
Increase/(Decrease) in Due to Related Entities	35,365
Net cash Used in Operating Activities	(2,439,936)

Cash Flows from Investing Activities
Adjustments to reconcile net income to
net cash used in investing activities:
Changes in operating assets & liabilities:
(Increase)/Decrease in Real Estate Investments	64,489
(Increase)/Decrease in Start-Up Costs	—
(Increase)/Decrease in Deferred Management Fees	—
(Increase)/Decrease in Deposits and Retainers	284
Net cash Used in Investing Activities	64,773

Cash Flows from Financing Activities
Adjustments to reconcile net income to
net cash used in financing activities:
Changes in operating assets & liabilities:
Increase/(Decrease) in Advance - Preferred Income Manager	(10,000)
Increase/(Decrease) in Member Equity - Class "A"	4,161,517
Increase/(Decrease) in Member Equity - Class "B"	—
(Increase)/Decrease in Distributions to Class "A" Members	(575,189)
Net cash Used in Financing Activities	3,576,328

Net Change in Cash	1,201,165

Cash at Beginning of Period	160,726
Cash at End of Period	$1,361,891

F-3

BridgeWell Preferred Income LP

A Florida Limited Partnership

Financial Statements

(Unaudited)

FS-1

Financial Statements

BridgeWell Preferred Income LP

Financial Statements and Supplementary Notes

FS-2

BRIDGEWELL PREFERRED INCOME LP
BALANCE SHEETS (UNAUDITED)
As of June 30, 2019 and December 31, 2018

	June 30,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$1,501,508	$160,726
Other Current Assets:
Accrued Interest	83,670	55,421
Advances	101,798	—
Secured Loans	10,466,499	7,514,870
Due from Related Parties	169,675	—
Total Other Current Assets	10,821,642	7,570,291
Total Current Assets	12,323,150	7,731,017
Other Assets:
Real Estate Investments	1,385,195	1,465,934
Start-up Costs	—	—
Deferred Management Fees	24,928	24,928
Deposits & Retainers	826	284
Total Other Assets	1,410,949	1,491,146
TOTAL ASSETS	$13,734,099	$9,222,163

LIABILTIES & PARTNERS' EQUITY
Liabilities:
Current Liabilities:
Accounts Payable	$16,121	$—
Due to Related Party	223,127	134,522
Lines of Credit Advances	1,298,413	392,513
Total Current Liabilities	1,537,661	527,035

Long-Term Liabilities:
Related Party Payable	10,000	10,000
Total Liabilities	1,547,661	537,035

Partners' Equity	12,186,437	8,685,128

TOTAL LIABILTIES & PARTNERS' EQUITY	$13,734,098	$9,222,163

The accompanying notes are an integral part of these financial statements.

FS-3

BRIDGEWELL PREFERRED INCOME LP
STATEMENTS OF OPERATIONS (UNAUDITED)
For the six-month periods ended June 30, 2019 and 2018

	2019	2018
Revenues:
Note Interest	$497,931	$35,575
Bank Interest	152	—
Total Revenues	498,083	35,575
Operating Expenses:
Servicing Fees	—	6,787
Warehouse Funding Fees	6,525	450
Warehouse Credit Line Interest	25,355	2,007
Total Operating Expenses	31,880	9,244
General & Administrative Expenses	75,370	—
Total Expenses	107,250	9,244
Other Income	5,563	—
Net Income	$396,396	$26,331

The accompanying notes are an integral part of this financial statement. In the opinion of management, all adjustments necessary in order to make the interim finanical statement not misleading have been included.

FS_4

BRIDGEWELL PREFERRED INCOME LP
STATEMENTS OF CASH FLOWS (UNAUDITED)
For the six-month periods ended June 30, 2019 and 2018

	2019	2018
Cash Flows from Operating Activities
Net Income	$396,396	$26,331
Adjustments to reconcile net income to
net cash used in operating activities:
Changes in operating assets & liabilities:
(Increase)/Decrease in Account Receivable	—	(1,000)
(Increase)/Decrease in Accrued Interest	(28,849)	—
(Increase)/Decrease in LOC Advances	634,428	—
(Increase)/Decrease in Secured Mortgage Loans	(2,951,031)	(2,922,276)
(Increase)/Decrease in Property Investments	—	(229,085)
Increase/(Decrease) in Accounts Payable	16,121	(6,049)
Increase/(Decrease) in Due to BridgeWell Capital, Servicer	88,605	23,446
Increase/(Decrease) in Due to Preferred Income Manager	—	5,546
Net cash Used in Operating Activities	(1,844,330)	(3,103,087)

Cash Flows from Investing Activities
Adjustments to reconcile net income to
net cash used in investing activities:
Changes in operating assets & liabilities:
(Increase)/Decrease in Real Estate Investments	80,739	(152,675)
(Increase)/Decrease in Start-Up Costs	—	(72,491)
(Increase)/Decrease in Deferred Management Fees	—	(5,546)
(Increase)/Decrease in Deposits and Retainers	(542)	(284)
Net cash Used in Investing Activities	80,197	(230,996)

Cash Flows from Financing Activities
Adjustments to reconcile net income to
net cash used in financing activities:
Changes in operating assets & liabilities:
Increase/(Decrease) in Advance - Preferred Income Manager	—	—
Increase/(Decrease) in Partner Equity - Limited Partner	3,810,764	3,724,836
Increase/(Decrease) in Partner Equity - General Partner	—	—
(Increase)/Decrease in Distributions to Limited Partners	(705,849)	(31,383)
Net cash Used in Financing Activities	3,104,915	3,693,453

Net Change in Cash	1,340,782	359,370

Cash at Beginning of Period	160,726	43
Cash at End of Period	$1,501,508	$359,413

The accompanying notes are an integral part of these financial statements.

FS-5

NOTE 1-         SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

BridgeWell Preferred Income LP (the “Company”) is a Florida limited partnership formed on January 25, 2016. The general partner is the Preferred Income Manager LLC (“PIM” or “General Partner”). The Company was organized to invest in income-generating real estate and real estate-backed mortgage notes.

The Company invests primarily in real estate secured loans (fixed and variable interest rate), primarily bridge loans and other loans secured by real estate. Operations are conducted throughout the United States. The loans acquired by the Company will primarily be originated by BridgeWell Capital LLC, an affiliated company to the General Partner, pursuant to a set of underwriting guidelines approved by management as set forth in the Offering Circular. BridgeWell Capital LLC will also service the loans pursuant to a Master Note Servicing Agreement.

General Company Provisions

The Company is managed by PIM, the Company’s General Partner. The rights, duties and powers of the General Partner are governed by the Company limited partnership agreement.

PIM acting alone has the power and authority to act for and bind the Company.

Term and Offering of the Company

The Company will continue in perpetuity unless PIM chooses to dissolve it.

Limited Partnership Interests

On January 31, 2018, the Company was qualified from the U.S. Securities and Exchange Commission to issue Limited Partnership Interests (Units) under Regulation A, Conditional Small Issues Exemption. Under the terms of the Company’s offering, it is able to issue up to 50,000 Limited Partnership Interests (“Units”) at a price of $1,000 per unit. The Units will bear a preferred return of 7.00%. The rest of the net profits after distribution of preferred returns is distributed to the General Partner.

FS-6

NOTE 1 -       SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Liquidity and Withdrawals

There is no public market for units of the Company and none is expected to develop in the foreseeable future. The Company does have a redemption program; however, no Limited Partner may request a redemption within the first six months from the date a Limited Partner is admitted to the Company. The Company will only redeem Units up to 10% of the value of assets under management per quarter, which may be waived by the General Partner, in its sole discretion, if a limited partner is experiencing undue hardship. Please see the Offering Circular under “Withdrawal, Redemption Policy and Other Events of Dissociation” for more detailed information.

Profits and Losses

Subject to performance of the Company and after paying Company expenses, management fees and interest on the line of credit, profits and losses are allocated in the following order:

•	Losses are allocated pro-rata to limited partners
•	Profits are allocated pro-rata to limited partners to the extent of prior losses; then to pay for cumulative preferred returns; thereafter 100% to the General Partner.

Distributions

The Company distributes or reinvests amounts equal to the Limited Partners’ 7.00% cumulative non-compounded preferred return on their proportionate Units based on the Company’s excess distributable cash each month. PIM will distribute funds only to the extent that funds are available.

Management and Related Party Fees

The General Partner and/or its affiliates are entitled to receive certain fees, compensation and expense reimbursements from the Company.

PIM is entitled to receive an asset management fee of 1.00% per annum on assets under management.

FS-7

NOTE 1 -       SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Management and Related Party Fees (Continued)

BridgeWell Capital LLC services the loans and collects a servicing fee of up to 3.00% of the principal balance of performing loans being serviced, payable on a monthly basis.

The Company receives certain operating and administrative services from PIM, some of which may not be reimbursed to PIM. The Company’s financial position and results of operations would likely be different without this relationship with the General Partner.

Basis of Accounting and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The Company is an investment company that follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services - Investment Companies. The accrual basis of accounting requires the use of estimates and assumptions that affect the assets, liabilities, revenues and expenses reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Mortgage Loans Receivable

Mortgage loans receivable are recorded at their outstanding principal balance with interest thereon being accrued as earned. Company loans will have varying terms at the discretion of the General Partner. Most Company loans will generally have a term of 12 months and provide for monthly payments of interest with a “balloon payment” at the end of the term. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the underlying collateral.

FS-8

NOTE 1 -       SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses

The allowance for loan losses has been established for future potential loan losses. Loan losses will be charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, will be credited to income. The allowance for loan loss is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Real Estate Investments

The Company invests in real estate and real estate trusts in select locations, redevelops them with the goal of selling them for retail market value or holding them for appreciation and/or income generation, providing investor attractive returns. Investments in real estate are carried at fair value. Real investments are comprised of commercial properties or raw land that is initially recorded at the purchase price plus closing costs when acquired. Improvements and development costs are capitalized as a component of the cost. Real estate investments are accounted for in accordance with FASB Topic 946, which requires investments be initially measured at their transaction price and subsequently measured at fair value when the real estate investment is close to completion or completed and management is able to make an assessment of fair value. The fair value of each real estate investment is based on the price that would be received to sell an asset in an orderly transaction between marketplace participants at the measurement date. Unrealized net gains or loss are recorded in the statements of income.

FS-9

NOTE 1 -       SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Mortgage interest income on performing loans is recognized as revenue when earned according to the contractual terms of the loan.

Gain or sale of real estate investment is recognized at the time of sale of the asset.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy established under applicable accounting guidance which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are 3 levels of inputs that may be used to measure fair value. The 3 levels are defined as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Valuation Process and Techniques

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. A model validation policy governs the use and control of valuation models used to estimate fair value. Periodic reassessments of the models are performed to ensure that they are continuing to perform as designed.

FS-10

NOTE 1 -       SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

Valuation Process and Techniques (Continued)

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

The following methods and assumptions were used to estimate the fair value of assets and liabilities:

Performing mortgage loans that management intends to hold to maturity are valued at historical cost. Non-performing and impaired mortgage loans are reported at the net realizable value of the underlying collateral based on an observable market price or a current appraised value. Mortgage loans are classified as Level 3.

Real estate investments are fair valued on a quarterly basis when the asset is close to completion and fair value is determinable.  Management determines fair value using valuations from third parties, which use market and discount cash flow valuation models. Investments are classified as Level 3.

Income Taxes

The Company has elected to be a partnership under the Internal Revenue Code and a similar section of the state code. The members of a partnership are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

The Company has evaluated its current tax positions and has concluded that as of June 30, 2019, no significant uncertain tax positions exist for which a reserve would be necessary.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of June 30, 2019, there is no year open to examination by the Internal Revenue Service and none for state and local governmental authorities.

FS-11

NOTE 1 -       SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

Accounting Standards Issued but Not Yet Effective

Credit Losses - In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2016-13 Financial Instruments - Credit Losses (Topic 326). Prior to this pronouncement, generally accepted accounting principles required use of the incurred loss method for recognizing credit losses in the reserve. The incurred loss method recognizes a credit loss when it is probable that a loss has been incurred. The new guidance replaces the incurred loss method with one that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The effective date of this ASU was delayed by ASU 2018-19 Codification Improvements to Topic 326, Financial Instruments - Credit Losses until interim and annual periods beginning after December 15, 2021, with early adoption allowed one year earlier. Management is in the process of evaluating this guidance, but does not believe it will have a significant impact on the financial statements of the Company.

Fair Value Measurement – In August 2018, the FASB issued ASU 2018-13 Disclosure Framework (Topic 820) – Changes to the Disclosure Requirements for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliations of Level 1, 2 and 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019.

NOTE 2 -         CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance. At times, cash balances may exceed insured amounts.

NOTE 3 -         MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable consists of notes to individuals and companies, secured by deeds of trust, bearing interest at 7.00% to 18.00% per annum with either a balloon payment due at maturity or periodic amortizing payments. These notes have maturity dates ranging from July 2019 to July 2047.

FS-12

NOTE 3 -         MORTGAGE LOANS RECEIVABLE (CONTINUED)

At June 30, 2019, mortgage loans receivable mature as follows: $3.36 million in 2019; $6.33 million between 2020 and 2023; and $776,000 thereafter.

As of June 30, 2019, the Company has outstanding rehabilitation loans of $8.24 million , of which $5.45 million is funded, with a commitment to fund an additional $ 2.79 million. These commitments will be funded by a combination of collections of mortgage loans receivable and credit line advances.

No loans were modified for the 6 months ended June 30, 2019 and 5 mortgage loans ($220,000) were in default due to one late payment.

NOTE 4 -         LINE OF CREDIT

The Company has access to two lines of credit (“LOC”) agreements which total $7 million . The $2 million LOC agreement is through the servicer BridgeWell Capital LLC (“BWC”) and has a variable rate of interest based on 1-year LIBOR plus 4.50% with a minimum interest rate of 7.50%. At June 30, 2019, the borrowing rate is 7.50%. The LOC is renewed annually and is collateralized by the Company’s assets and is also personally guaranteed by the principal of BWC. The $5 million LOC agreement is directly with BridgeWell Preferred Income LP and has a variable interest rate based on WSJ Prime plus 2.00%, with a floor of 7.25%. At June 30, 2019, the borrowing rate is 7.50%. This LOC is renewed annually and is collateralized by the Company’s assets. The Company has also put on deposit $250,000 with the Line of Credit bank in lieu of a personal guarantee by the principal of BWC. The Company reimbursed BWC, the servicer, for $31,880 in credit line interest and fees for the 6 months ended June 30, 2019.

NOTE 5 -         RELATED PARTY TRANSACTIONS

Management Fees

PIM earned $55,266 in management fees for the 6 months ended June 30, 2019, all of which are deferred and not included on the balance sheet. Management fees of $5,546 fees were earned for the 6 months ended June 30, 2018 and are included in related party payables on the June 30, 2018 balance sheet.

Servicing Fees

BridgeWell Capital LLC earned $94,473 in servicing fees for the 6 months ended June 30, 2019, all of which are deferred and not included on the balance sheet. There were $13,580 in servicing fees for the six months ended June 30, 2018, of which $6,787 were paid and $6,793 are included in related party payables.

FS-13

NOTE 5 -         RELATED PARTY TRANSACTIONS (CONTINUED)

Related Party Payable

From the 6 months ended June 30, 2019, BridgeWell Capital LLC provided $94,986 to the Company for advertising and seminars related to capital raising. This is included in related party payables on the accompanying balance sheet.

Investments

The general partner’s investment in the Company was $50,000 at December 31, 2018 and at June 30, 2019.

NOTE 6 -         FAIR VALUE MEASUREMENTS

The following table represents the Company’s fair value hierarchy for its assets measured at fair value on a recurring basis as of June 30,

	2019
	Level 1	Level 2	Level 3
Mortgage Loans Receivable	$—	$—	$10,466,499
Real Estate Investments	—	—	1,385,195

Total	$—	$—	$11,851,694

From December 31, 2018 to June 30, 2019, the Company had the following Level 3 assets:

	Mortgage Loans Receivable	Real Estate Investments
Beg. Balance 12-31-18	$7,514,870	$1,465,934
Purchases	7,490,113	79,450
Unrealized Fair Value Adjustment	—	—
Payoffs or Sales	4,538,484	160,189

Ending Balance 6-30-19	$10,466,499	$1,385,195

FS-14

NOTE 6 -        FAIR VALUE MEASUREMENTS (CONTINUED)

Due to their short-term nature, the carrying values of cash, deferred syndication expenses, accounts payable and accrued liabilities, related party line of credit and related party payable approximate their fair values at December 31, 2018 and June 30, 2019.

NOTE 7 -        COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At June 30, 2019, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 -         SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 25, 2019, the date the financial statement was available to be issued, and there were no events to report.

FS-15

Bridgewell Preferred Income LP

December 31, 2018 and 2017

Audited Financial Statements

8

BridgeWell Preferred Income LP

December 31, 2018 and 2017

F-1

Independent Auditors’ Report

To the Partners

BridgeWell Preferred Income LP

Orlando, Florida

Report on the Financial Statements

We have audited the accompanying financial statements of BridgeWell Preferred Income LP, which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of investments, income, changes in partners’ capital, and cash flows as of and for the years ended December 31, 2018 and 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to BridgeWell Preferred Income LP’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of BridgeWell Preferred Income LP’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-2

To the Partners

BridgeWell Preferred Income LP

Orlando, Florida

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of BridgeWell Preferred Income LP as of December 31, 2018 and 2017, and the results of its operations and cash flows for the years ended December 31, 2018 and 2017 in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying Supplemental Schedule - Loan Concentrations and Characteristics is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Pleasant Hill, California Spiegel Accountancy Corp.

May 10, 2019 Certified Public Accountants

F-3

BridgeWell Preferred Income LP
Balance Sheets

	December 31,
	2018	2017
ASSETS
Assets:
Cash	$160,726	$43
Mortgage Loans Receivable (Cost $7,514,870)	7,514,870	-
Real Estate Investments (Cost $1,465,934)	1,465,934	-
Deferred Syndication Expenses	-	144,833
Prepaid Expenses and Other Receivables	80,633	-

Total Assets	$9,222,163	$144,876

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities:
Accounts Payable and Accrued Liabilities	$-	$6,284
Deferred Origination Fees	0	-
Line of Credit	392,513	-
Related Party Payable	144,522	88,592

Total Liabilities	537,035	94,876

Partners’ Capital	8,685,128	50,000

Total Liabilities and Partners’ Capital	$9,222,163	$144,876

F-4

BridgeWell Preferred Income LP
Statements of Investments

	December 31, 2018		December 31, 2017
	Cost	Fair Value	Cost	Fair Value
Mortgage Loans
Receivable	$7,514,870	$7,514,870	$-	$-

Total Mortgage
Loans Receivable	$7,514,870	$7,514,870	$-	$-

	December 31, 2018		December 31, 2017
	Cost	Fair Value	Cost	Fair Value
Real Estate Investments:
501 Franklin	$1,305,745	$-	$-	$-
2509 Shannon	160,189
Total Real Estate
Investments	$1,465,934	$-	$-	$-

F-5

BridgeWell Preferred Income LP
Statements of Income

	Years Ended December 31,
	2018	2017

Income:
Interest Income	$285,984	$-
Gain on Sale of Real Estate Investment	1,166	-

Total Revenue	287,150	-

Expenses:
Servicing Fees	57,148	-
Management Fees	12,400	-
Warehouse Line of Credit Interest Expense	9,065	-
General and Administrative Expenses	14,253	-

Total Expenses	92,866	-

Income Before Income Taxes	194,284	-

Provision for Income Taxes		-

Net Investment Income	$194,284	$-

F-6

BridgeWell Preferred Income LP
Statements of Changes in Partners’ Capital

	Partners
	Series A	Series B	Syndication Fees	Total

Balance at January 1, 2017	$-	$-	$-	$-

Contributions	-	50,000	-	50,000

Balance at December 31, 2017	-	50,000	-	50,000

Contributions	8,880,566	1,600	-	8,882,166

Distributions and Withdrawals	(192,684)	(1,600)	-	(194,284)

Syndication Fees	-	-	(247,038)	(247,038)

Net Investment Income	192,684	1,600	-	194,284

Balance at December 31, 2018	$8,880,566	$51,600	$(247,038)	$8,685,128

F-7

BridgeWell Preferred Income LP
Statements of Cash Flows

	Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net Investment Income	$194,284	$-
Adjustments to Reconcile Net Income to Net
Cash From Operating Activities:
Amortization of Deferred Origination Fees
Gain on Sale of Real Estate Investment	1,166	-
Change in Operating Assets and Liabilities:
Mortgage Loans Receivable	(7,514,870)	-
Prepaid Expenses and Other Receivables	(80,633)	-
Accounts Payable and Accrued Liabilities	(6,284)	6,284
Deferred Origination Fees	-	-

Net Cash (Used) Provided by Operating Activities	(7,406,337)	6,284

Cash Flows From Investing Activities:
Purchase of Real Estate Investments	(1,697,351)	-
Sale of Real Estate Investment	230,251	-
Net Cash Used by Investing Activities	(1,467,100)	-

Cash Flows From Financing Activities:
Proceeds from Line of Credit	392,513	-
Proceeds from Related Party Payable	55,930	88,592
Syndication Fees	(102,205)	(144,833)
Contributions	8,880,566	50,000
Withdrawals and Distributions	(192,684)	-

Net Cash Provided by Financing Activities:	9,034,120	(6,241)

Net Increase in Cash	160,683	43

Cash - Beginning of Year	43	-

Cash - End of Year	$160,726	$43

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Taxes	$-	$-
Cash Paid for Interest	$-	$-

Non-Cash Transactions:

Transfer of Syndication Costs to Partners’ Capital	$144,833	$-

F-8

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

BridgeWell Preferred Income LP (the “Company”) is a Florida limited partnership formed on January 25, 2016. The general partner is the Preferred Income Manager LLC (“PIM”, “General Partner” or the “Manager”). The Company invests primarily in mortgage loans secured by first mortgages issued to home remodelers, landlords, builders, developers, private and commercial real estate investors who purchase or refinance residential real estate properties that they intend to hold as rental property or for resale. Operations are conducted throughout the United States, but primarily in Florida. Mortgage loans acquired by the Company will primarily be originated by Bridgewell Capital LLC, an affiliated company to the Manager, pursuant to a set of underwriting guidelines approved by management. Bridgewell Capital LLC will also service the loans pursuant to a Master Note Servicing Agreement.

The Company also invests in commercial real estate or land that management intends to renovate and sell or hold for appreciation and/or income production.

The Company’s commercial investment operations commenced upon receiving authority to issue Class A units as discussed below.

General Company Provisions

The Company is managed by PIM, the Company’s General Partner. The rights, duties and powers of the Manager are governed by the Company limited partnership agreement.

PIM acting alone has the power and authority to act for and bind the Company.

Term and Offering of the Company

The Company will continue in perpetuity unless PIM chooses to dissolve it.

Class A Units

On February 1, 2018, the Company received authority from the U.S. Securities and Exchange Commission to issue Class A units under Regulation A, Conditional Small Issues Exemption, for a period of 12 months. Under the terms of the Company’s offering, it is able to issue up to 50,000 Class A limited partnership units (“Class A units”) at a price of $1,000 per unit. The Class A units will bear a preferred return of 7.00%. Limited partners holding more than 75% of the cumulative Class A units can vote to dissolve the Company.

F-9

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Class B Units

The Company issued Class B units to PIM, the General Partner. Class B units are voting units and give the General Partner the sole discretion to operate the Company. Class B units are entitled to 100% of profits after the payment of Company expenses and the 7.00% preferred return to the limited partners.

Liquidity and Withdrawals

There is no public market for units of the Company and none is expected to develop in the foreseeable future. The Company does have a redemption program; however, no Class A unit holder may request a redemption until 90 days after the units were purchased. Any redemption is not subject to penalty. The Company will only redeem Class A units up to 10% of the value of assets under management per quarter.

Profits and Losses

Subject to performance of the Company and after paying Company expenses, management fees and interest on the line of credit, profits and losses are allocated in the following order:

•	Losses are allocated pro-rata to limited partners

•	Profits are allocated pro-rata to limited partners to the extent of prior losses; then to pay for cumulative preferred returns; thereafter 100% to the General Partner.

Distributions

The Company distributes or reinvests amounts equal to the limited partners’ 7.00% non-compounded preferred return on their proportionate units based on the Company’s excess distributable cash each month. PIM will distribute funds only to the extent that funds are available.

Management and Related Party Fees

The Manager and/or its affiliates are entitled to receive certain fees, compensation and expense reimbursements from the Company.

PIM is entitled to receive an asset management fee of 1.00% per annum on assets under management.

F-10

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Management and Related Party Fees (Continued)

Bridgewell Capital LLC services the loans and collects a servicing fee of up to 3.00% of the principal balance.

The Company receives certain operating and administrative services from PIM, some of which may not be reimbursed to PIM. The Company’s financial position and results of operations would likely be different without this relationship with the Manager.

Basis of Accounting and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The Company is an investment company that follows the specialized accounting and reporting guidance of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services - Investment Companies. The accrual basis of accounting requires the use of estimates and assumptions that affect the assets, liabilities, revenues and expenses reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Mortgage Loans Receivable

Mortgage loans receivable are recorded at their outstanding principal balance with interest thereon being accrued as earned. Company loans will have varying terms at the discretion of the Manager. Most Company loans will generally have a term of 12 months and provide for monthly payments of interest with a “balloon payment” at the end of the term. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the underlying collateral.

F-11

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses

The allowance for loan losses has been established for future potential loan losses. Loan losses will be charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, will be credited to income. The allowance for loan loss is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Real Estate Investments

The Company invests in real estate and real estate trusts in select locations, redevelops them with the goal of selling them for retail market value or holding them for appreciation and/or income generation, providing investor attractive returns. Investments in real estate are carried at fair value. Real investments are comprised of commercial properties or raw land that is initially recorded at the purchase price plus closing costs when acquired. Improvements and development costs are capitalized as a component of the cost. Real estate investments are accounted for in accordance with FASB Topic 946, which requires investments be initially measured at their transaction price and subsequently measured at fair value when the real estate investment is close to completion or completed and management is able to make an assessment of fair value. The fair value of each real estate investment is based on the price that would be received to sell an asset in an orderly transaction between marketplace participants at the measurement date. Unrealized net gains or loss are recorded in the statements of income.

F-12

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Mortgage interest income on performing loans is recognized as revenue when earned according to the contractual terms of the loan.

Gain or sale of real estate investment is recognized at the time of sale of the asset.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy established under applicable accounting guidance which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are 3 levels of inputs that may be used to measure fair value. The 3 levels are defined as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Valuation Process and Techniques

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. A model validation policy governs the use and control of valuation models used to estimate fair value. Periodic reassessments of the models are performed to ensure that they are continuing to perform as designed.

F-13

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

Valuation Process and Techniques (Continued)

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

The following methods and assumptions were used to estimate the fair value of assets and liabilities:

Performing mortgage loans that management intends to hold to maturity are valued at historical cost. Non-performing and impaired mortgage loans are reported at the net realizable value of the underlying collateral based on an observable market price or a current appraised value. Mortgage loans are classified as Level 3.

Real estate investments are fair valued on a quarterly basis when the asset is close to completion and fair value is determinable. Management determines fair value using valuations from third parties, which use market and discount cash flow valuation models. Investments are classified as Level 3.

Income Taxes

The Company has elected to be a partnership under the Internal Revenue Code and a similar section of the state code. The members of a partnership are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

The Company has evaluated its current tax positions and has concluded that as of December 31, 2018, no significant uncertain tax positions exist for which a reserve would be necessary.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2018 and 2017, there is 1 year open to examination by the Internal Revenue Service and various for state and local governmental authorities. To the extent penalties and interest are incurred through the examinations, they would be included in the accompanying statements of income.

F-14

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

Accounting Standards Issued but Not Yet Effective

Credit Losses - In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2016-13 Financial Instruments - Credit Losses (Topic 326). Prior to this pronouncement, generally accepted accounting principles required use of the incurred loss method for recognizing credit losses in the reserve. The incurred loss method recognizes a credit loss when it is probable that a loss has been incurred. The new guidance replaces the incurred loss method with one that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The effective date of this ASU was delayed by ASU 2018-19 Codification Improvements to Topic 326, Financial Instruments - Credit Losses until interim and annual periods beginning after December 15, 2021, with early adoption allowed one year earlier. Management is in the process of evaluating this guidance, but does not believe it will have a significant impact on the financial statements of the Company.

Fair Value Measurement – In August 2018, the FASB issued ASU 2018-13 Disclosure Framework (Topic 820) – Changes to the Disclosure Requirements for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliations of Level 1, 2 and 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019.

NOTE 2 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance. At times, cash balances may exceed insured amounts.

NOTE 3 - MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable consists of notes to individuals and companies, secured by deeds of trust, bearing interest at 7.00% to 18.00% per annum with either a balloon payment due at maturity or periodic amortizing payments. These notes have maturity dates ranging from January 2019 to July 2047.

F-15

NOTE 3 - MORTGAGE LOANS RECEIVABLE (CONTINUED)

At December 31, 2018, mortgage loans receivable mature as follows: $6,054,138 in 2019; $397,968 between 2020 and 2023; and $1,062,772 thereafter.

As of December 31, 2018, the Company has outstanding rehabilitation loans of $6,012,866, of which $3,377,308 is funded with a commitment to fund an additional $2,635,558. These commitments will be funded by a combination of collections of mortgage loans receivable and credit line advances.

No loans were modified for the year ended December 31, 2018 and no mortgage loans were in default.

NOTE 4 - LINE OF CREDIT

The Company has access to a line of credit (“LOC”) agreement for $2,000,000 through the servicer Bridgewell Capital LLC (“BWC”). The LOC agreement has a variable rate of interest based on 1 year LIBOR plus 4.50% with a minimum interest rate of 7.50%. At December 31, 2018, the borrowing rate is 7.53%. The LOC is renewed annually, and is collateralized by the Company’s assets and is also personally guaranteed by the principal of BWC. The Company reimbursed BWC, the servicer for $9,065 in credit line interest and fees for the year ended December 31, 2018.

NOTE 5 - RELATED PARTY TRANSACTIONS

Management Fees

PIM earned $37,328 in management fees for the year ended December 31, 2018, included in related party payable, of which $24,928 is deferred and included in prepaid expenses and other receivable on the accompanying balance sheet at December 31, 2018. There were no management fees earned for the year ended December 31, 2017.

Servicing Fees

Bridgewell Capital LLC earned $57,148 in servicing fees for the year ended December 31, 2018, of which $36,723 is included in related party payable on the accompanying balance sheet at December 31, 2018. There were no service fees for the year ended December 31, 2017.

F-16

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

Related Party Payable

For the year ended December 31, 2018 and December 31, 2017, Bridgewell Capital LLC provided $97,194, and $149,844 to the Company for Regulation A+ related syndication costs. At December 31, 2018 and 2017, $97,194 and $88,592, respectively, was included in related party payable on the accompany balance sheets.

Investments

The general partner’s investment in the Company was $51,600 and $50,000 at December 31, 2018 and 2017, respectively.

NOTE 6 - FAIR VALUE MEASUREMENTS

The following table represents the Company’s fair value hierarchy for its assets measured at fair value on a recurring basis as of December 31,

	2018
	Level 1	Level 2	Level 3
Mortgage Loans Receivable	$-	$-	$7,514,870
Real Estate Investments	-	-	1,465,934

Total	$-	$-	$8,980,804

For the year ended December 31, 2018, the Company had the following Level 3 assets:

	Mortgage Loans Receivable	Real Estate Investments
Beginning Balance	$-	$-
Purchases	7,516,150	1,695,019
Unrealized Fair Value Adjustment	-	-
Payoffs or Sales	1,280	229,085

Total	$7,514,870	$1,465,934

F-17

NOTE 6 - FAIR VALUE MEASUREMENTS (CONTINUED)

Due to their short term nature, the carrying values of cash, deferred syndication expenses, accounts payable and accrued liabilities, related party line of credit and related party payable approximate their fair values at December 31, 2018 and 2017.

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At December 31, 2018, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 10, 2019, the date the financial statement was available to be issued, and there were no events to report.

F-18

PART III — EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization *
2.	Partnership Agreement *
3.	Subscription Agreement *
4.	Consent
5.	Opinion re: Legality *
6.	Tax Opinion
7.	Note Servicing Agreement

__________

*Previously filed

103

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on November 22, 2019

General Partner Bridgewell Preferred Income, LP

/s/ John Parrett
John Parrett, Manager of Preferred Income Manager, LLC
General Partner

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John Parrett
John Parrett, Manager of Preferred Income Manager, LLC
General Partner

104